Exhibit 4.8

Thomas Group, Inc. 401(k) Savings Plan

as amended and restated

effective

January 1, 2002

PREAMBLE

The purpose of this Plan and Trust is to provide, in accordance with its provisions, a defined contribution plan providing retirement and other related benefits for those Employees of the Employer who are eligible to participate hereunder.

It is intended that the Plan qualify for approval under Internal Revenue Code Section 401(a).  It is intended that the Trust be exempt from taxation under Code Section 501(a).  It is further intended that the Plan comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

In addition, the Plan is amended to include certain good faith provisions intended to be construed in accordance with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and guidance issued thereunder.  Except as otherwise provided, these good faith EGTRRA provisions shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.  The good faith EGTRRA provisions shall supercede the provisions of the Plan to the extent those provisions are inconsistent with the good faith EGTRRA provisions.

This Plan and Trust is exclusively for the benefit of the eligible Employees and their Beneficiaries.

This document is a complete amendment and restatement of the Thomas Group, Inc. 401(k) Savings Plan which was originally effective January 1, 1990.  The undersigned Plan Sponsor hereby adopts this amendment and restatement to be effective January 1, 2002, except as otherwise specified.

The provisions of the Plan, as amended and restated, will apply to all Plan Participants and Beneficiaries.

THOMAS GROUP, INC. 401(K) SAVINGS PLAN

Article 1

DEFINITIONS

As used in this document, unless otherwise defined or required by the context, the following terms have the meanings set forth in this Article 1.  Some of the terms used in this document are not defined in Article 1, but for convenience are defined as they are introduced in the text.

1.01        Account

Account means a separate account maintained for each Participant reflecting applicable contributions, applicable forfeitures, investment income or loss allocated to the account, and distributions.

1.02        Accrued Benefit

A Participant’s Accrued Benefit means the total value of his Account(s).

A Participant’s Vested Accrued Benefit is equal to his Vested Percentage of that portion of his Accrued Benefit that is subject to the Vesting Schedule plus 100% of the remaining portion of his Accrued Benefit.

1.03        Beneficiary

Beneficiary means the person, persons, trust or other entity who is designated, in accordance with Section 7.05 below, to receive any amount payable upon the death of a Participant.

1.04        Code

Code means the Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations issued thereunder.  Reference to a section of the Code includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

1.05        Compensation

Except where otherwise specifically provided in this Plan, Compensation means base or regular wages, overtime and bonuses.

Notwithstanding the foregoing, compensation includes any amounts contributed by the Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in

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the gross income of the Employee due to Code Sections 125, 402(e)(3), 402(h), 402(k), 403(b) or 457.

For Limitation Years beginning on and after January 1, 1998, for purposes of applying the definition of Compensation with respect to the Plan and for purposes of applying the limitations described in Articles 10 and 11 of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the employee by reason of Code section 132(f)(4).

For purposes of calculating contributions to the Plan pursuant to Article 3, the period used to determine an Employee’s Compensation for a Plan Year will be limited to that portion of the Plan Year in which the Employee was a Participant in the Plan.

For purposes of testing for compliance with the nondiscrimination in contributions requirements of Code Section 401(a)(4) and the minimum coverage requirements of Code Section 410(b), the period used to determine an Employee’s Compensation for a Plan Year may be limited to that portion of the Plan Year in which the Employee was a Participant in the Plan, provided that, for such purpose, this method is applied uniformly to all Eligible Employees under the Plan for the Plan Year.

Notwithstanding the foregoing, the period used to determine an Employee’s Compensation is defined in Section 10.03(c) for purposes of computing Annual Additions under Code Section 415;  in Section 11.02(b)(3) for purposes of nondiscrimination testing under Code Sections 401(k) and 401(m); in Section 11.01(a) for purposes of determining who is a Highly Compensated Employee; and in Section 12.01(d) for purposes of determining who is a Key Employee.

Notwithstanding the foregoing, Compensation for any Shareholder-Employee includes distributions of earnings of the Employer which are included in the taxable income of the Shareholder-Employee and result from his personal services to the Employer.

Notwithstanding the foregoing, for all purposes under this Plan, Compensation in excess of the Statutory Compensation Limit will be disregarded.  Statutory Compensation Limit means $160,000 (for Plan Years beginning after December 31, 1996), as adjusted in subsequent years in accordance with Code Section 401(a)(17)(B).

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.

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1.06        Effective Date

The original Effective Date of this Plan is January 1, 1990.  The Effective Date of this Plan as restated is January 1, 2002, except as specified elsewhere in this document.

1.07        Eligible Employee Classification

An Eligible Employee Classification is a classification of Employees of a Participating Employer, the members of which are eligible to participate in the Plan.

The Plan covers all employee classifications except:

•                  Leased Employees, and

•                  Hourly Employees.

Leased Employees, individuals who are classified by the Employer as independent contractors and other workers who are classified by the Employer as non-common law employees are not eligible to participate in the Plan whether or not such individuals are subsequently determined by a court or administrative agency to be Employees for purposes of the Internal Revenue Code or Title I of ERISA.

1.08        Employee

(a)          In General

Unless otherwise specified, an Employee is any person who is employed by the Employer, a Related Employer or a Participating Employer.

(b)          Leased Employee

Effective on the later of the Effective Date of the Plan or the first day of the first Plan Year beginning after December 31, 1996, a Leased Employee means any person who, pursuant to an agreement between the Employer or any Related Employer (“Recipient Employer”) and any other person (“leasing organization”), has performed services for the Recipient Employer on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Recipient Employer.

Any Leased Employee will be treated as an Employee of the Recipient Employer;  however, contributions or benefits provided by the leasing organization which are attributable to the services performed for the Recipient Employer will be treated as provided by the Recipient Employer.  If all Leased Employees constitute less than 20% of the Employer’s non-highly-compensated work force within the meaning of Code Section 414(n)(1)(C)(ii), then the preceding sentence will not apply to any Leased Employee if such Employee is covered by a money purchase pension plan which provides:  (1) a nonintegrated Employer contribution rate of at least 10% of compensation, (2) immediate participation, and (3) full and immediate vesting (a “Safe Harbor Plan”).

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Years of Service include service by an Employee as a Leased Employee.

(c)          Shareholder-Employee

A Shareholder-Employee means a Participant who owns more than 5% of the Employer’s outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under Code Section 1362(a).  A Shareholder-Employee is considered an Employee.

(d)          Owner-Employee

Owner-Employee means a Self-Employed Individual who owns more than 10% interest in either the capital interests or the profit interest of the Employer.  An Owner-Employee is considered an Employee.

1.09        Employer

(a)          Employer

Unless otherwise specified, the term Employer includes the Plan Sponsor, any Related Employer and any Participating Employer who with the written consent of the Plan Sponsor adopts this Plan.

(b)          Participating Employer

A Participating Employer is any organization which has adopted this Plan and Trust,  pursuant to the written consent of the Plan Sponsor, and in accordance with the provisions of Section 8.10.

(c)          Predecessor Employer

Predecessor Employer means any prior employer to which an Employer is the successor, including any Predecessor Employer for which the Employer maintains the obligations of a Predecessor Plan established by the Predecessor Employer.  Service with a Predecessor Employer will be included as Service with the Employer for all purposes under this Plan.

In addition, any prior employer listed as a Predecessor Employer in an Appendix to this Plan will be regarded as a Predecessor Employer for purposes of this Plan.

(d)          Related Employer

The term Related Employer means any other corporation, association, company or entity on or after the Effective Date which is, along with the Plan Sponsor, a member of a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses which are under common control (as defined in Code Section 414(c)), an affiliated service group (as defined in Code Section 414(m)), or any organization or arrangement required to be aggregated with the Plan Sponsor by Treasury Regulations issued under Code Section 414(o).

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A Related Employer shall not be a Participating Employer unless it adopts the Plan in accordance with Section 8.10.

1.10        Employment Commencement Date

The date an Employee first is credited with an Hour of Service for the Employer is his Employment Commencement Date.

1.11        Entry Date

Entry Date means an Employee’s Employment Commencement Date.

1.12        ERISA

ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations issued thereunder.  Reference to a section of ERISA includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

1.13        Fiscal Year

Fiscal Year means the taxable year of the Plan Sponsor.  The Fiscal Year of the Plan Sponsor is the 12 month period beginning January 1 and ending December 31.

1.14        Forfeiture

Forfeiture refers to that portion, if any, of a Participant’s Accrued Benefit which is in excess of his Vested Accrued Benefit following the termination of the Participant’s employment.  Forfeiture also refers to Matching Contributions that are forfeited because of Excess Aggregate Contributions.

A Forfeiture is considered to occur as of the earlier of (a) the date of the occurrence of the fifth of 5 consecutive One Year Breaks-in-Service or (b) the date a Cash-Out Distribution occurs in accordance with the provisions of Section 7.06(b).

1.15        Hour of Service

An Hour of Service means:

(a)          Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.  These hours will be credited to the Employee for the computation period in which the duties are performed;

(b)         Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the

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employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability as defined in Section 7.03), layoff, jury duty, qualified military service or leave of absence.  No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;  and

(c)          Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.  The same Hours of Service will not be credited both under paragraphs (a) or (b), as the case may be, and under this paragraph (c).  These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service for all Employees will be determined on the basis of actual hours for which an Employee is paid or is entitled to payment.  Hours of Service will be credited for employment with any Related Employer or any Predecessor Employer.  Hours of Service will be credited for any individual considered an employee under Code Section 414(m) or 414(n) and the regulations thereunder.

Solely for purposes of determining whether a One Year Break-in-Service has occurred, a Participant who is absent from work on an authorized Leave of Absence or by reason of the Participant’s pregnancy, birth of the Participant’s child, placement of a child with the Participant in connection with the adoption of such child, or for the purpose of caring for such child for a period immediately following such birth or placement, will receive credit for the Hours of Service which otherwise would have been credited to the Participant but for such absence.  The Hours of Service credited under this paragraph will be credited in the Plan Year in which the absence begins if such crediting is necessary to prevent a One Year Break-in-Service in such Plan Year;  otherwise, such Hours of Service will be credited in the following Plan Year.  The Hours of Service credited under this paragraph are those which would normally have been credited but for such absence.  In any case in which the Plan Administrator is unable to determine such hours normally credited, 10 Hours of Service per day will be credited.  No more than 501 Hours of Service will be credited under this paragraph for any 12-month period.

The Date of Severance is the second anniversary of the date on which the absence begins.  The period between the initial date of absence and the first anniversary of the initial date of absence is deemed to be a period of Service.  The period between the first and second anniversaries of the initial date of absence is neither a period of service nor a period of severance.

1.16        Leave of Absence

An authorized Leave of Absence means a period of time of one year or less granted to an Employee by the Employer due to illness, injury, temporary reduction in work force, or other appropriate cause or due to military service during which the Employee’s reemployment rights are protected by law, provided the Employee returns to the service of the Employer on or before the expiration of such leave, or in the case of military service, within the time his reemployment rights are so protected or within 60 days of his discharge from military service if no federal law is

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applicable.  All authorized Leaves of Absence are granted or denied by the Employer in a uniform and nondiscriminatory manner, treating Employees in similar circumstances in a like manner.

If the Participant does not return to active service with the Employer on or prior to the expiration of his authorized Leave of Absence he will be considered to have had a Date of Severance as of the earlier of the date on which his authorized Leave of Absence expired, the first anniversary of the last date he worked at least one hour as an Active Participant, or the date on which he resigned or was discharged.

1.17        Normal Retirement Age and Normal Retirement Date

A Participant’s Normal Retirement Age is age 65.

A Participant’s Normal Retirement Date is the date on which the Participant attains Normal Retirement Age.

1.18        One Year Break-in-Service

One Year Break-in-Service is defined in Section 1.30.

1.19        Participant

Participant means an Employee or former Employee who is eligible to participate in this Plan and who is or who may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

(a)          Active Participant

Active Participant means a Participant who is currently an Employee in an Eligible Employee Classification.

(b)          Disabled Participant

Disabled Participant means a Participant who has terminated his employment with the Employer due to his Disability, as defined in Section 7.03, and who is receiving or is entitled to receive benefits from the Plan.

(c)          Retired Participant

Retired Participant means a Participant who has terminated his employment with the Employer after meeting the requirements for his Normal Retirement Date and who is receiving or is entitled to receive benefits from the Plan.

(d)          Vested Terminated Participant

Vested Terminated Participant means a Participant who has terminated his employment with the Employer and all Related Employers, who has a non-forfeitable right to all or a portion of

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his or her Accrued Benefit and who has not received a distribution of the value of his or her Vested Accrued Benefit.

(e)          Inactive Participant

Inactive Participant means a Participant who has (i) interrupted his status as an Active Participant without becoming a Disabled, Retired or Vested Terminated Participant and (ii) has a non-forfeitable right to all or a portion of his Accrued Benefit and has not received a complete distribution of his benefit.

(f)            Former Participant

Former Participant means a Participant who has terminated his employment with the Employer and who currently has no non-forfeitable right to any portion of his or her Accrued Benefit.

1.20        Payroll Withholding Agreement

Payroll Withholding Agreement means an affirmative election by a Participant directing the Employer to withhold, each payroll period, a whole percentage of his Compensation (or such other amount as allowed by the Plan Administrator) and to contribute such withheld amount to the Plan pursuant to the provisions of Article 3.

If a Payroll Withholding Agreement is required pursuant to the provisions of Article 3, then each Participant who elects to participate in the Plan will enter into such agreement on or before the first day of the payroll period for which the agreement is applicable (or at some other time as specified by the Plan Administrator).  Such agreement will be effective for each payroll period thereafter until modified or amended.

Payroll Withholding Agreements will be governed by the following general guidelines:

(a)          The Plan Administrator will establish and apply guidelines concerning the frequency and timing of amendments or changes to Payroll Withholding Agreements.  Notwithstanding the foregoing, a Participant may revoke his Payroll Withholding Agreement at any time and discontinue all future withholding.

(b)         The Plan Administrator may amend or revoke its Payroll Withholding Agreement with any Participant at any time if the Plan Administrator determines that such revocation or amendment is necessary to insure that a Participant’s Annual Additions for any Plan Year will not exceed the limitations of Article 10, or to insure that the requirements of Code Sections 401(k) and 401(m) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of the Highly Compensated Group.

1.21        Plan, Plan and Trust, Trust

The terms Plan, Plan and Trust and Trust mean Thomas Group, Inc. 401(k) Savings Plan.  The Plan Identification Number is 003.  Pursuant to Code Section 401(a)(27), the Plan is designated a profit sharing plan.

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The term Predecessor Plan means any qualified plan previously established and maintained by an Employer and to which this Plan is the successor.

1.22        Plan Administrator

The Plan Administrator is the Compensation and Stock Option Committee of the Board of Directors of Thomas Group, Inc. or the person or persons appointed to serve as Plan Administrator pursuant to Section 9.01.

1.23        Plan Sponsor

Thomas Group, Inc. is the Plan Sponsor.

1.24        Plan Year

The Plan Year is the 12 month period beginning January 1 and ending December 31.

The Limitation Year coincides with the Plan Year.

1.25        Trust Fund, Trust

These terms mean the total cash, securities, real property, insurance contracts and any other property held by the Trustee.

1.26        Trustee

The Trustee is the Charles Schwab Trust Company (CSTC) or any successor Trustee, except that Lee Grubb and Alex Young or a successor trustee appointed by the Plan Sponsor are appointed as Trustees of certain GIC contracts that are not controlled by CSTC.

1.27        Valuation Date

Valuation Date, unless otherwise specified, means any business day on which the New York Stock Exchange is open.

1.28        Vested Percentage and Vesting Schedule

A Participant’s Vested Percentage as of a given date will be that percentage determined in accordance with the following Vesting Schedule.

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Years of Service	Vested Percentage
Less than 1 Years	0%
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years or More	100%

Notwithstanding the preceding, an Active Participant will be 100% vested upon reaching his Normal Retirement Age.

Notwithstanding the preceding, an Active Participant will be 100% vested in the event of his death, or upon his becoming eligible for Disability Retirement as defined in Section 7.03.

Notwithstanding the above, the Vested Percentage of a Participant whose accounts from a prior plan have been transferred to this Plan pursuant to Section 8.06 will not be less than his vested percentage determined under the provisions of the prior plan.

Notwithstanding any provision of this Plan to the contrary, Employees of Interlink Technologies, a subsidiary of the Plan Sponsor, who became employees of WMS Solutions, Inc. dba Interlink Technologies as a result of a contract of sale dated August 31, 1998, shall be 100% vested in all of their Accrued Benefits under this Plan.

1.29        Written Resolution

The terms Written Resolution and Written Consent are used interchangeably and reflect decisions, authorizations, etc. by the Plan Sponsor.  A Written Resolution or Written Consent will be evidenced by a resolution or a unanimous written consent of the Board of Directors of the Plan Sponsor, by the written consent of an officer of the Plan Sponsor who has been authorized to provide such consent by the Board of Directors, or by the written consent of a committee of the Employer which has been authorized to provide such consent by the Board of Directors.

1.30        Year of Service

(a)          Year of Vesting Service

Years of Service for purposes of computing a Participant’s Vested Percentage are referred to as Years of Vesting Service and are based upon an Employee’s Elapsed Time of employment irrespective of the number of hours actually worked during such Elapsed Time;  a Year of Vesting Service (including a fraction thereof) will be credited for each completed 365 days of Elapsed Time which need not be consecutive. All periods of employment will be aggregated including Periods of Severance of less than 365 days.

Years of Vesting Service for purposes of determining a Participant’s Vested Percentage include service with any organization which is a Related Employer with respect to the

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Employer, and service with any other organization that may be designated in an Appendix to this Plan as an employer for which prior service credit has been granted by the Plan Sponsor for purposes of determining a Participant’s Vested Percentage.

Years of Vesting Service for purposes of determining the Vested Percentage of a Participant who is reemployed after a period of Qualified Military Service as defined in Chapter 43 of Title 38, United States Code, will include the period of Qualified Military Service.

(b)          Determining Service based on Elapsed Time

The following rules and terms are used in determining service based on an Employee’s Elapsed Time of employment:

(1)           Date of Severance (Termination) - means the earlier of (i) the actual date an Employee resigns, is discharged, dies or retires, or (ii) the first anniversary of the date an Employee is absent from work (with or without pay) for any other reason, e.g., disability, vacation, leave of absence, layoff, etc.

(2)           Elapsed Time - means the total period of service that has elapsed between an Employee’s Employment Commencement Date and Date of Termination including Periods of Severance where a One Year Break-in-Service does not occur.

(3)           Employment Commencement Date - means the date an Employee first performs one Hour of Service for the Employer.

(4)           Re-Employment Commencement Date - means the first date, following a Period of Severance which is not required to be considered under the Service rules, on which the Employee performs an Hour of Service for the Employer.

(5)           One Year Break-in-Service - means any consecutive 365-day period following an Employee’s Date of Termination as defined above in which the Employee does not complete at least one Hour of Service.

(6)           Period of Severance - is the time between the actual Date of Severance as defined above and the subsequent date, if any, on which the Employee performs an Hour of Service.

(7)           Exception for Leaves of Absence due to maternity or paternity reasons.  Notwithstanding the foregoing, if any Employee is absent due to maternity or paternity reasons (pregnancy or birth of a child of such individual or the adoption of a child by such individual or for purposes of caring for such child immediately after birth or adoption) the Date of Severance (Termination) will be the first anniversary of the date such absence began and if the absence is for a period of more than 12 months, the 12-month period following the first anniversary of the date such absence began will not be treated as a period of Service or a Period of Severance.

(8)          Exception for absence due to Qualified Military Service – An individual who is reemployed by the Employer after a period of Qualified Military Service as defined in Chapter 43 of Title 38, United States Code and who is entitled to reemployment rights

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under Chapter 43, is treated as not having one or more One Year Breaks-in-Service with the Employer by reason of such individual’s period of Qualified Military Service.

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Article 2

ELIGIBILITY TO PARTICIPATE

2.01        Participation

An Employee who is a member of an Eligible Employee Classification will become eligible to participate in the Plan on his or her Employment Commencement Date.

An Employee who is eligible to participate as of the Effective Date or as of a given Entry Date will automatically become a Participant as of such date.

2.02        Participation After Reemployment

An Employee who has satisfied all of the eligibility requirements but terminates employment prior to his Entry Date will participate in the Plan immediately upon returning to the employ of the Employer in an Eligible Employee Classification (but not prior to original Entry Date).

A Participant or Former Participant who has terminated employment will participate as an Active Participant in the Plan immediately upon returning to the employ of the Employer in an Eligible Employee Classification.

2.03        Change in Employment Classification

In the event a Participant becomes ineligible to participate because he is no longer a member of an Eligible Employee Classification, the Participant will participate immediately upon his return to an Eligible Employee Classification.

In the event an Employee who is not a member of an Eligible Employee Classification becomes a member of such a classification, such Employee will begin to participate on the Entry Date coinciding with or next following the later of the date he becomes a member of an Eligible Employee Classification or the date he satisfies the eligibility requirements which are specified in Section 2.01.

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Article 3

PARTICIPANT ACCOUNTS

3.01        Employee Pre-tax Account

(a)          General

Employee Pre-tax Account means the Account of a Participant reflecting Employee Pre-tax contributions, investment income or loss allocated thereto and distributions.  A Participant’s Employee Pre-tax Account is 100% vested at all times.

(b)          Employee Pre-tax Contributions

(1)         Amount of Contribution

Each Participant may elect, pursuant to a Payroll Withholding Agreement, to make an Employee Pre-tax Contribution not to exceed 35% of the Participant’s Compensation without regard to the limit imposed by Code Section 401(a)(17).  Prior to January 1, 2002, an Employee Pre-tax Contribution could not exceed 15% of the Participant’s Compensation.

Such contribution will be designated as a whole percentage of Compensation or such other amount as allowed by the Plan Administrator.

(2)         Nondiscrimination Requirements

All Employee Pre-tax Contributions are Elective Contributions within the meaning of Section 11.02(b)(8) and must satisfy the Nondiscrimination Requirements of Section 11.02.

(3)         Excess Deferrals

The maximum amount of Employee Pre-tax Contributions which can be made under the Plan on behalf of any Participant during any calendar year will be limited to that amount which would not constitute an Excess Deferral as defined in Section 11.02(b)(14).

The Plan Administrator will distribute any Excess Deferral, together with the income allocable to it, to the Participant no later than April 15 of the calendar year immediately following the year of the Excess Deferral.  If a Participant notifies the Plan Administrator within the time prescribed by the Code and regulations promulgated thereunder of any calendar year that Excess Deferrals have been made on his account for the previous calendar year by reason of participation in a Cash or Deferred Arrangement maintained by another employer or employers, and if the Participant requests that the Plan Administrator distribute a specific amount to him on account of Excess Deferrals and certifies that the requested amount is an Excess Deferral, the Plan Administrator will designate the amount

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requested together with the income allocable to it as a distribution of Excess deferrals and distribute such amount no later than April 15 of the calendar year immediately following the year of such Excess Deferral.

(4)         Timing of Deposits

The Employer will deposit all Employee Pre-tax Contributions on the earliest date on which contributions can reasonably be segregated from the Employer’s general assets.

Contributions contributed to the Plan through payroll deduction shall be segregated from the Employer’s general assets and contributed to the trust fund as soon as administratively feasible following the payroll period for which the contribution was made but in no event later than the fifteenth (15th) business day of the month following the month the deferrals were excluded from Compensation (or such other date specified under regulations issued by the Secretary of Labor).

The Contribution Period for Employee Pre-tax Contributions is each payroll period.

(c)          Catch-up Contributions

Effective January 1, 2002, all Employees who are eligible to make Employee Pre-tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Code Section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of making of such Catch-Up Contributions.

3.02        Reserved

3.03        Employer Matching Account

(a)          General

Employer Matching Account means the Account of a Participant reflecting Employer Matching contributions, forfeitures, investment income or loss allocated thereto and distributions.  A Participant’s Employer Matching Account is subject to the Vesting Schedule.

Qualified Employer Matching Account means the Account of a Participant reflecting Qualified Employer Matching contributions, investment income or loss allocated thereto and distributions.  A Participant’s Qualified Employer Matching Account is 100% vested at all times.

(b)          Employer Matching Contributions

Effective January 1, 2002, at least each calendar quarter, the Employer may, within the time prescribed by law for making a deductible contribution, make a Employer Matching

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Contribution to each eligible Participant’s Employer Matching Account in an amount determined in accordance with this Section subject to the limitations of Article 10.

The amount of Employer Matching Contribution to be made to an eligible Participant’s Employer Matching Account is equal to the percentage in the following schedule of that portion of the Participant’s Employee Pre-tax Contribution that is not in excess of 15% of the Participant’s Compensation.

Years of Benefit Service	Matching Contribution as a Percentage of Employee Pre-tax Contribution
0-3	10%
4-5	25%
6-9	50%
10 or more	75%

(c)          Application of Forfeitures

Forfeitures from a Participant’s Employer Matching Account shall be used to reduce Employer Matching Contributions in the Plan Year in which the Forfeitures are determined to occur.

3.04        Profit Sharing Account

(a)          General

Profit Sharing Account means the Account of a Participant reflecting Profit Sharing contributions, forfeitures, investment income or loss allocated thereto and distributions.  A Participant’s Profit Sharing Account is subject to the Vesting Schedule.

(b)          Profit Sharing Contributions

Each Plan Year, the Employer may, within the time prescribed by law for making a deductible contribution, make an Profit Sharing Contribution to the Trust.

For a given Plan Year, the total Profit Sharing Contribution, if any, made by the Employer will be an amount determined and authorized by the Employer for such Plan Year.

Such Profit Sharing Contribution will be allocated to the Profit Sharing Accounts of all eligible Participants by the ratio which each eligible Participant’s Compensation bears to the total Compensation of all eligible Participants.

With respect to Profit Sharing Contributions, if an Employee enters the Plan on an Entry Date other than the first day of a Plan Year, the Employee’s Compensation which would otherwise

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be considered will be limited to the Compensation actually paid to the Employee while he is a Participant in the Plan.

For a given Plan Year, a Participant is eligible to receive an allocation of Profit Sharing Contributions if he is employed on the last day of the Plan Year, or terminates employment during the Plan Year due to retirement, after attaining Normal Retirement Age (as defined in Section 1.17), Disability (as defined in Section 7.03) or death.

(c)          Application of Forfeitures

Forfeitures from a Participant’s Profit Sharing Account will be added to and allocated along with Profit Sharing Contributions in the Plan Year in which the Forfeitures are determined to occur.

3.05        Rollover Account

(a)          General

Rollover Account means the Account of a Participant reflecting Rollover contributions, investment income or loss allocated thereto and distributions.  A Participant’s Rollover Account is 100% vested at all times.

(b)          Rollover Contribution

Rollover Contribution means a contribution to the Plan by a Participant where such contribution is the result of a prior distribution from an Individual Retirement Account, an Individual Retirement Annuity or another qualified plan.  Such prior contribution must be a rollover amount described in Code Section 402(c)(4) or a contribution described in Code Section 408(d)(3).

Effective January 1, 2002, Rollover Contribution means a contribution to the Plan by a Participant where such contribution is the result of a prior distribution from an eligible retirement plan as defined in Section 5.07(c).  Such prior contribution may not include after-tax employee contributions.

Each Employee who is a member of an Eligible Employee Classification, regardless of whether he is a Participant in the Plan, will have the right to make a Rollover Contribution of cash (or other property of a form acceptable to the Plan Administrator and the Trustee) into the Plan from another qualified plan.  If the Employee is not a Participant hereunder, his Rollover Account will constitute his entire interest in the Plan.

An Employee who has a balance in his Rollover Account will be eligible to participate in any in-service withdrawal benefit pertaining to Rollover Accounts subject to Section 5.02, and may initiate a participant loan from his Rollover Account subject to the provisions of Article 6.  In no event will the existence of a Rollover Account entitle the Employee to participate in any other benefit provided by the Plan prior to the time when he becomes an Active Participant.

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3.06        Prior Plan Account

(a)          General

Prior Plan Account means the Account or Accounts of a Participant reflecting transfers from another qualified plan, investment income or loss allocated thereto and distributions.  A Participant’s Vested Percentage with regard to his Prior Plan Account will be the greater of the percentage determined according to the Vesting Schedule, a vesting schedule determined by the terms of a transferor plan, or a vesting schedule agreed to by the Plan Sponsor with regard to the merger of a transferor plan.

(b)          Prior Plan Transfers

Prior Plan Transfers will mean amounts transferred, in accordance with a Written Resolution pursuant to Section 8.06, to this Plan from another plan which is qualified under Code Sections 401(a) and 501(a).  Such amounts will, in this Plan, remain subject to any restrictions or limitation on distribution that the Code subjected such amounts to under the transferor plan, and such amounts will, to the extent required under the Code, also remain subject to payment in the form, at the times, and on the occasions provided in the transferor plan.

If the transferor plan provided a Qualified Joint and Survivor annuity, but is not subject to the provisions of Code Section 412, then the Qualified Joint and Survivor Annuity shall cease to apply to the transferred accounts as of the earlier of ninety (90) days from the date of written notice of such elimination is provided to affected participants or the first day of the second Plan Year following the date of transfer.

Subject to any restrictions imposed by the foregoing paragraph, an Employee who has a balance in his Prior Plan Account will be eligible to participate in any in-service withdrawal benefit pertaining to Prior Plan Accounts subject to Section 5.02, and may initiate a participant loan from his Prior Plan Account subject to the provisions of Article 6.  In no event will the existence of a Prior Plan Account entitle the Employee to participate in any other benefit provided by the Plan prior to the time when he becomes an Active Participant.

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Article 4

ACCOUNTING AND VALUATION

4.01        General Powers of the Plan Administrator

The Plan Administrator will have the power to establish rules and guidelines, which will be applied on a uniform and non-discriminatory basis, as it deems necessary, desirable or appropriate with regard to accounting procedures and to the timing and method of contributions to and/or withdrawals from the Plan.

4.02        Direction of Investment

(a)          Application of this Section

Subject to the provisions of this Section, each Participant will have the right to direct the investment of all of his Accounts among the Investment Funds which are made available by the Plan Administrator.

(b)          Investment Fund

An Investment Fund means any portion of the assets of the Trust Fund that the Plan Administrator designates as an Investment Fund in a manner and form acceptable to the Trustee, and for which the Plan Administrator maintains a set of accounts separate from the remaining assets of the Trust Fund.

(c)          General Powers of the Plan Administrator

The Plan Administrator will have the power to establish rules and guidelines as it deems necessary, desirable or appropriate with regard to the directed investment of contributions in accordance with this Section.  Such rules and guidelines are intended to comply with Section 404(c) of ERISA and the regulations thereunder.  Included in such powers, but not by way of limitation, are the following powers and rights.

(1)           To direct the Trustee to temporarily invest those contributions which are pending directed investment in an Investment Fund or in some other manner as determined by the Plan Administrator.

(2)           To establish rules with regard to the transfer of all or any part of the balance of an Account or Accounts of a given Participant from one Investment Fund to another.

(3)           Direct the Trustee to maintain any part of the assets of any Investment Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest, or in a short-term investment fund that provides for the collective investment of cash balances or in other cash equivalents having ready marketability, including, but not limited to, U.S.

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Treasury Bills, commercial paper, certificates of deposit, and similar types of short-term securities.

(4)           To temporarily suspend the ability of Participants to redirect the investment of their Accounts during a transfer of assets between trustees or custodians, during the replacement of funds within the Trust, or at other times deemed necessary with respect to the administration of the Plan.

Neither the Trustee nor the Plan Administrator will be liable for any loss that results from a Participant’s exercise of control over the investment of the Participant’s Accounts.  If the Participant fails to provide adequate directions, the Plan Administrator will direct the investment of the Participant’s Account.

(d)          Accounting

The Plan Administrator will maintain a set of accounts for each Investment Fund. The accounts of the Plan Administrator for each Investment Fund will indicate separately the dollar amounts of all contributions made to such Investment Fund by or on behalf of each Participant from time to time.  The Plan Administrator will compute the net income from investments;  net profits or losses arising from the sale, exchange, redemption, or other disposition of assets, and the prorata share attributable to each Investment Fund of the expenses of the administration of the Plan and Trust and will debit or credit, as the case may be, such income, profits or losses, and expenses to the unsegregated balance in each Investment Fund from time to time.  To the extent that the expenses of the administration of the Plan and Trust are not directly attributable to a given Investment Fund, such expenses, as of a given Valuation Date, will be prorated among each Investment Fund;  such allocation of expenses will, in general, be performed in accordance with the guidelines which are specified in this Article.

(e)          Future Contributions

Each Participant who chooses to participate in the Plan will elect the percentage of those contributions which are subject to Participant direction of investment which is to be deposited to each available Investment Fund.  The timing of such election will be specified by the Plan Administrator.  Such election will remain in effect until modified.  If any Participant fails to make an election by the appropriate date, he will be deemed to have elected an Investment Fund(s) as determined by the Plan Administrator.  Elections will be limited to whole percentages (or such other reasonable increments as determined by the Plan Administrator).

(f)            Change in Investment of Existing Balances

A Participant may file an election with the Plan Administrator to shift the aggregate amount or reasonable increments (as determined by the Plan Administrator) of the balance of his existing Account or Accounts which are subject to Participant direction of investment among the various Investment Funds.  Elections will be limited to whole percentages (or such other reasonable increments as determined by the Plan Administrator).

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(g)         Changes in Investment Elections

Elections with respect to future contributions and/or with respect to changes in the investment of past contributions will be in writing or through such other means as may be approved by the Plan Administrator and in a format specified by the Plan Administrator.

The Plan Administrator may establish additional rules and procedures with respect to investment election changes including, for example, the number of allowed changes per specified period, the amount of reasonable fee, if any, which will be charged to the Participant for making a change, specified dates or cutoff dates for making a change, etc.

(h)         Addition and Deletion of Investment Funds

Investment Funds may be deleted or added from time to time at the direction of the Plan Administrator.  The Plan Administrator will establish guidelines for the proper administration of affected Accounts when an Investment Fund is added or deleted.

(i)            Participant Direction in Assets other than Investment Funds Authorized by the Plan Administrator

If approved by the Plan Sponsor, a Participant may have investment power over an account maintained for him, and may direct the investment and reinvestment of assets of the account subject to such conditions, limitations and other provisions as may be required by the Plan Administrator and subject to such conditions, limitations and other provisions as may be required by the Trustee pursuant to Section 13.02(e). To the extent provided under ERISA Section 404(c), the Trustee and Plan Administrator will not be liable for any loss, or by reason of any breach, which results from such Participant’s exercise of control.

4.03        Valuation Procedure

As of each Valuation Date, the Plan Administrator will determine from the Trustee the fair market value of each Investment Fund and will, subject to the provisions of this Article, determine the allocation of such value among the Accounts of the Participants;  in doing so, the Plan Administrator will in the following order:

(a)          Credit or charge, as appropriate, to the proper Accounts all contributions, payments, transfers, forfeitures, withdrawals or other distributions made to or from such Accounts since the last preceding Valuation Date and that have not been previously credited or charged.

(b)         Credit or charge, as applicable, each Account with its pro rata portion of the appreciation or depreciation in the fair market value of each Investment Fund since the prior Valuation Date.  Such appreciation or depreciation will reflect investment income, realized and unrealized gains and losses, other investment transactions and expenses paid from each Investment Fund.

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Article 5

IN-SERVICE WITHDRAWALS

5.01        General

An Active Participant may not withdraw funds from his Accounts except as permitted in this Section.

5.02        Rollover Withdrawals

Subject to procedures established by the Plan Administrator and the provisions of Article 7, a Participant may withdraw, at any time, all or any portion of his Accounts that are attributable to Rollover Contributions.

5.03        Reserved

5.04        Age 59½ Withdrawals

Subject to procedures established by the Plan Administrator and the provisions of Article 7, an Active Participant who has attained age 59½ may withdraw all or any portion of his vested Accounts.  A Participant who has not attained age 59½ may not withdraw any portion of his Accounts prior to the time when benefits otherwise become payable in accordance with the provisions of Article 7 except as provided elsewhere in this Article 5.

5.05        Financial Hardship Withdrawals

Subject to procedures established by the Plan Administrator and the provisions of Article 7, an Active Participant may file with the Plan Administrator a request to withdraw, in order to avoid or alleviate a Financial Hardship, an amount necessary to satisfy the Participant’s immediate and heavy financial need.

(a)          Limits on the Amount of a Financial Hardship Withdrawal

A Financial Hardship Withdrawal from a Participant’s Employee Pre-tax Account may not exceed that portion of his Employee Pre-tax Account which represents his total Employee Pre-tax Contributions.

Financial Hardship Withdrawals are not permitted from accounts other than the Participant’s Employee Pre-tax Account.

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(b)          Definition of Financial Hardship

The Plan Administrator will allow Financial Hardship withdrawals only if they are necessary to satisfy a Participant’s immediate and heavy financial need.

(c)          Immediate and Heavy Financial Need

A withdrawal will be deemed to be made due to an immediate and heavy financial need of the Participant if it is made because of:

(1)           Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

(2)           Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)           Payment of tuition, room and board or educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code Section 152);

(4)           Prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(d)          Necessary To Satisfy Financial Need

No withdrawal may exceed the amount necessary to satisfy the Participant’s immediate and heavy financial need.  However, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

A withdrawal will be treated as necessary only to the extent the Participant certifies in writing or through such other means as may be approved by the Plan Administrator (and the Plan Administrator does not have actual knowledge to the contrary) that the need cannot be reasonably relieved by any of the following:

(1)           Reimbursement or compensation by insurance or otherwise;

(2)           Reasonable liquidation of assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

(3)           Cessation of Employee Pre-tax Contributions or Employee After-tax Contributions (as defined in Section 11.02(b)) or both under any plan maintained by any employer;

(4)           Other distributions or nontaxable (at the time of the loan) loans from plans maintained by any employer;

(5)           Borrowing from commercial sources on reasonable commercial terms.

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Unless the Plan Administrator has evidence to the contrary, it may rely upon the Participant’s representation, in writing or through such other means as may be permitted by applicable regulations, that the need cannot be relieved by any of the foregoing.

(e)          Safe Harbor

No withdrawal may be made until the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to the Participant under all plans maintained by the Employer.

(f)            Reliance

The Employer may rely on the Employee’s written representation he is not able to relieve the financial need through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the employee’s assets (to the extent such liquidation would not cause an immediate and heavy financial need), by cessation of elective contributions or employee contributions under the Plan, by other distributions or nontaxable loans from the plans maintained by the Employer or by another Employer, or by borrowing from commercial sources on reasonable commercial terms.

(g)         Moratorium on Elective Contributions Pursuant to a Financial Hardship Withdrawal

A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for 6 months after receipt of the distribution.  A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

5.06        Limitation on Distributions from Elective Contribution Accounts

No distribution may be made from the Participant’s Employee Pre-tax Account or any account comprised of Matching Contributions or Nonelective Contributions which are treated as Elective Contributions in accordance with the provisions of Section 11.02(b) except under one of the following circumstances:

(a)          the Participant’s retirement, death, disability or severance from service within the meaning of Code Section 401(k)(2)(B);

(b)         the Participant’s attaining of age 59½;

(c)          the avoidance or alleviation of a Financial Hardship

(d)         the termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation 1.401(k)-1(d)(3);

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(e)          the sale or other disposition by the Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation which does not maintain the plan, but only if the Participant continues employment with the corporation acquiring the assets and only if the Employer continues to maintain this Plan;  or

(f)            the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity which does not maintain the plan, but only if the Participant continues employment with the subsidiary and only if the Employer continues to maintain this Plan.

Notwithstanding the foregoing, if there is a transfer of Plan assets relating to any portion of a Participant’s benefit under the Plan to a plan of a successor employer, then such Participant shall be treated as not having a severance from employment with the employer maintaining the plan that covers the Participant.  Such transfer of plan assets shall not include a rollover or elective transfer.

This paragraph does not apply to distributions of Excess Deferrals, Excess Contributions, or excess Annual Additions.

5.07        Benefits Attributable to Assets Transferred from a Prior Plan

Notwithstanding any provision of this Plan to the contrary, amounts transferred to this plan in accordance with a Written Resolution pursuant to Section 8.06 will remain subject to any withdrawal rights or restrictions that are required to be protected under the Code and, to the extent required by law, will remain subject to payment in the form, at the times, and on the occasions provided in the transferor plan.

Subject to any restrictions imposed by the foregoing paragraph, the Plan Administrator may establish a nondiscriminatory policy that will permit In-Service Withdrawals from an Employee’s Prior Plan Account prior to the time when he becomes an Active Participant.

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Article 6

PARTICIPANT LOANS

6.01        Loans to Participants

The Plan Administrator may authorize the Trustee to lend on a nondiscriminatory basis to a Participant an amount from the Plan as specified herein;  provided, a reasonable rate of interest will be charged on the loan, the loan will be secured by 50% of the Participant’s Vested Accrued Benefit in the Plan, and provision for repayment will be made.  All loans will be subject to the approval of the Plan Administrator which will investigate each application for a loan.  The Plan Administrator will prescribe such rules as may be necessary to provide guidelines as to under which circumstances and for what purpose loans will be permitted.

Notwithstanding the foregoing, the Plan Administrator will not authorize a loan to a Participant (or Beneficiary) who, at the time the loan is to be made, is not or will not be a Party in Interest as defined in ERISA Section 3(14), and each loan will provide for acceleration and maturity at such time as the Participant (or Beneficiary) ceases to be a Party in Interest.

The Plan Administrator will prescribe guidelines as to which Account or Accounts loans may be made from.  Each loan made to a Participant will be made from the Participant’s allowable Account or Accounts.  All interest and principal repayments will be credited to the Participant’s Account from which the loan was made.

6.02        Terms and Conditions

In addition to any additional rules and regulations as the Plan Administrator may adopt, all loans will comply with the following terms and conditions:

(a)          Each application for a loan by a Participant will be made to the Plan Administrator in writing or through such other means as may be approved by the Plan Administrator.  The Plan Administrator’s action thereon will be final.

(b)         Each loan will be made against collateral being the assignment of no more than 50% of the borrower’s entire right, title and interest in and to the Trust Fund on the date the loan is made, supported by the borrower’s promissory note for the amount of the loan, including interest payable to the order to the Trustee, and any additional security deemed necessary to adequately secure the Loan.  If a person fails to make a required payment by the end of the calendar quarter following the due date set forth in the loan agreement, the loan will be in default.  There will be no foreclosure against a Participant’s Accrued Benefit prior to his becoming entitled to a distribution of benefits in accordance with the terms of this Plan.  All loans will become due and payable in full upon the termination of a Participant’s employment.  If a Participant with an outstanding loan terminates employment and becomes entitled to a distribution of benefits from the Plan, then the outstanding balance of the unpaid

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loan plus any accrued interest thereon will be deducted from the amount of otherwise distributable benefits and the Participant’s promissory note will be distributed to the Participant.

(c)          The principal repayment will be amortized over the fixed life of a loan with installments of principal and interest to be paid not less often than quarterly.  The period of repayment for each loan will be arrived at by mutual agreement between the Plan Administrator and the borrower, but in no event will such period exceed a reasonable period of time.  The period of repayment will in no event exceed 5 years unless the loan is to be used to acquire any dwelling unit which, within a reasonable period of time, is to be used as a principal residence of the Participant.

(d)         The Plan Administrator may establish a minimum loan amount that may not be in excess of $1,000.

(e)          The maximum amount of any loan is such that when the amount of the loan is added to the outstanding balance of all other loans made to the Participant from the Plan (and any other plans maintained by the Plan Sponsor or any Related Employer) the total does not exceed the lesser of:

(1)          50% of the Participant’s Vested Accrued Benefit;  or

(2)          $50,000, reduced by the amount, if any, of the highest balance of all outstanding loans to the Participant during the one-year period ending on the day prior to the day on which the loan in question is made.

(f)            Each loan will bear interest at a rate equal to the prime rate which is published in the Wall Street Journal as being representative of the base rate on corporate loans at large U.S. money center commercial banks on the date on which the loan is requested.

(g)         The Plan Administrator may limit the number of loans that a Participant may have outstanding at one time.

(h)         No loan will be permitted to a Participant in a year in which he is either an Owner-Employee or Shareholder-Employee as defined in Code Section 4975(d) unless the loan is the subject of an administrative exemption granted by the U.S. Department of Labor.

(i)             Loan repayments will be suspended under this plan as permitted under Code Section 414(u)(4) which pertains to employees who are absent from a position with the Plan Sponsor or Related Employer because of Qualified Military Service as defined in Section 8.12.

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Article 7

PAYMENT OF BENEFITS

7.01        Valuation of Accounts

For purposes of this Article, the value of a Participant’s Accrued Benefit will be determined as of the Valuation Date his Accounts are liquidated to effect his distribution.

7.02        Normal Retirement

In the event of a Participant’s termination of employment after he has reached his Normal Retirement Date, he will become a Retired Participant and his Accrued Benefit will become distributable to him.  An Active Participant’s Accrued Benefit will become non-forfeitable no later than the date upon which he attains his Normal Retirement Age.  The form and timing of benefit payment will be governed by the provisions of Section 7.07.

7.03        Disability Retirement

In the event of a Participant’s termination of employment due to Disability, his Accrued Benefit will become non-forfeitable and he will be entitled to begin to receive a distribution of his Accrued Benefit as of his date of termination.  The form and timing of benefit payment will be governed by the provisions of Section 7.07.

Notwithstanding the foregoing, if a Participant terminates employment for any reason other than Death, Disability or attainment of Normal Retirement Age and subsequently becomes Disabled, such Participant shall not be considered as having satisfied the conditions for a Disability Retirement.

Disability means the determination by the Plan Administrator that a Participant is unable by reason of any medically determinable physical or mental impairment to perform the usual duties of his employment or of any other employment for which he is reasonably qualified based upon his education, training and experience.

7.04        Death Benefit

In the event of the death of a Participant prior to the date on which he receives a complete distribution of his benefit under the Plan, if the Participant has a Surviving Spouse and if a Beneficiary other than the Participant’s Surviving Spouse has not been designated pursuant to a Qualified Election, the Participant’s Surviving Spouse will be entitled to receive the value of the Participant’s Vested Accrued Benefit.

If a Surviving Spouse does not exist or if a Beneficiary other than the Participant’s Surviving Spouse has been designated pursuant to a Qualified Election (as defined in Section 7.05(c) and

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(d) below), the Participant’s designated Beneficiary will be entitled to receive the value of the Participant’s Vested Accrued Benefit.

If the Participant or Former Participant dies after distribution has commenced, the Trustee shall continue to distribute the remaining portion of the Participant’s or Former Participant’s Nonforfeitable Account Balance at least as rapidly as under the method of distribution used prior to the Participant’s death.

If the Participant or Former Participant dies before distribution commences, the Trustee shall complete distribution of the Participant’s or Former Participant’s Nonforfeitable Account Balance by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s or Former Participant’s death, except to the extent that the Designated Beneficiary elects to receive distributions under paragraphs (A) or (B) below:

(A)      If any portion of the Participant’s or Former Participant’s Nonforfeitable Account Balance is payable to a Designated Beneficiary, the Designated Beneficiary may elect distributions over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died;

(B)        If the Designated Beneficiary is the Participant’s Surviving Spouse, the date distributions must begin under paragraph (A) above shall not be earlier than the later of:  (1) December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died;  and (2) December 31 of the calendar year in which the Participant or Former Participant would have attained age seventy and one-half (70-1/2) years.  If the Participant has not made an election pursuant to this Section by the time of death, the Designated Beneficiary must elect the method of distribution no later than the earlier of:  (1) December 31 of the calendar year in which distributions must begin under this Section;  or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant or Former Participant.  If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Nonforfeitable Account Balance of the Participant or Former Participant must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of death.

(C)        If the Surviving Spouse is the Beneficiary of any portion of a deceased Participant’s or Former Participant’s benefits under the Plan, the Surviving Spouse shall be permitted to direct that this distribution of benefits commence at a reasonable time following the death of the Participant or Former Participant under applicable Treasury regulations.

(D)       If the Surviving Spouse dies after the Participant or Former Participant, but before payments to the Spouse begin, the preceding provisions of this Section, with the exception of paragraph (B), shall be applied as if the Surviving Spouse had been the Participant.

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(b)          Post-Retirement Death Benefit

In the event of the death of a Retired Participant or a Disabled Participant receiving a benefit, a benefit will be paid to the Participant’s Beneficiary or Surviving Spouse in accordance with the form of benefit payment elected under the Plan.

7.05        Designation of Beneficiary

(a)          General

Each Participant will be given the opportunity to designate a Beneficiary or Beneficiaries, and from time to time the Participant may file with the Plan Administrator a new or revised designation on the form provided by the Plan Administrator.  If a Participant is married, any designation of a Beneficiary other than the Participant’s spouse must be consented to by the Participant’s spouse pursuant to a Qualified Election.

If a Participant dies without a spouse or designated Beneficiary surviving;  if the designated Beneficiary (other than the spouse) does not survive until final distribution of the Participant’s Vested Accrued Benefit;  if a Participant who is not married dies without a designated Beneficiary;  if a Participant who is not married dies after having made and revoked a designation but prior to having made a subsequent designation, or if the Plan Administrator determines that a Participant’s Beneficiary designation is not effective for any reason, then the amount remaining of the deceased Participant’s Vested Accrued Benefit will be payable in the following descending order to:

(i)                              first, the Participant’s surviving descendants, including adopted persons and their descendants;

(ii)                           then, the Participant’s other living heirs-at-law determined under the laws concerning intestate succession of the state in which the Participant resided at his death;

(iii)                        then, the Participant’s estate, personal representatives, heirs or devisees; and

(iv)                       the estate, personal representatives, heirs or devisees of the deceased Participant’s prior Beneficiary.

The Plan Administrator shall determine the applicable person, class of persons, or legal entity to whom the benefit shall be paid beginning with clause (i), in the descending order of clauses (i) to (iv).  Each class shall be determined to be not in existence and, therefore, inapplicable by the Plan Administrator before proceeding to the next class.  In determining if a classification is inapplicable, the Plan Administrator shall be required only to make reasonable inquiry into the existence of the person or persons.

Payment made pursuant to the power conferred on the Plan Administrator in this Section shall operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons for all purposes.

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(b)          Surviving Spouse

Surviving Spouse means a deceased Participant’s spouse who was married to the Participant on the Participant’s date of death.  The Plan Administrator and the Trustee may rely conclusively on a Participant’s statement, in writing or through such other means as may be approved by the Plan Administrator, of his marital status.  Neither the Plan Administrator nor the Trustee is required at any time to inquire into the validity of any marriage, the effectiveness of a common-law relationship or the claim of any alleged spouse which is inconsistent with the Participant’s report of his marital status and the identity of his spouse.

If it is established to the satisfaction of the Plan Administrator that the spouse cannot be located, then the deceased Participant’s Vested Accrued Benefit will be paid as if there were no surviving spouse.  If the spouse is legally incompetent, any election or consent by the spouse may be made by the spouse’s legal guardian.  If the deceased Participant is legally separated or has been abandoned (within the meaning of local law) and there is an order from a court of competent jurisdiction to this effect, then the deceased Participant’s Vested Accrued Benefit will be paid as if there were no surviving spouse.

(c)          Qualified Election for Accounts not Subject to Qualified Annuity Rules

A Qualified Election for Accounts not subject to Qualified Annuity rules means the designation of a specific Beneficiary other than the Participant’s spouse.  Such Qualified Election must be in writing and must be consented to by the Participant’s spouse.  The spouse’s written consent to a Qualified Election must be witnessed by a representative of the Plan Administrator or a notary public.  Such consent will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances that may be prescribed by Treasury Regulations.  Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent (or in the event of a deemed Qualified Election, the designated spouse).  Additionally, a revocation of a prior Qualified Election may be made by a Participant without the consent of the spouse at any time before the commencement of benefits;  however, any Qualified Election which follows such revocation must be in writing and must be consented to by the Participant’s spouse.  The number of Qualified Elections or revocations of such Qualified Elections will not be limited.

7.06        Termination of Employment

(a)          In General

If a Participant’s employment terminates for any reason other than retirement, death, or Disability (as defined in Section 7.03), his Vested Accrued Benefit will become distributable to him as soon as administratively feasible.  The form and timing of benefit payment will be governed by the provisions of Section 7.07.

(b)          Cash-Out Distribution

If a Participant terminates employment and receives a distribution equal to the Vested Percentage of his Accounts which are subject to the Vesting Schedule (such Accounts are

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hereinafter referred to as Employer Contribution Accounts), a Cash-Out Distribution will have occurred if the following conditions are met:

(1)           The Participant was less than 100% vested in his Employer Contribution Accounts and

(2)           The distribution was made due to the Employee’s termination of participation in the Plan.

A distribution will be deemed to be due to the termination of an Employee’s participation in the Plan if it is made no later than the close of the second Plan Year following the Plan Year in which such termination occurs.

(c)          Restoration of Employer Contribution Accounts

If, following the date of a Cash-Out Distribution, a Former Participant returns to an Eligible Employee Classification prior to incurring 5 consecutive One Year Breaks-in-Service, then the Participant will have the right to repay, in cash, to the Trustee, within 5 years after his return date, the portion of the Cash-Out Distribution which was attributable to his Employer Contribution Accounts which were less than 100% vested in order to restore such Accounts to their value as of the date of the Cash-Out Distribution.  The Plan Administrator will restore an eligible Participant’s Employer Contribution Accounts as of the Valuation Date coinciding with or immediately following the complete repayment of the Cash-Out Distribution.

To restore the Participant’s Employer Accounts the Plan Administrator, to the extent necessary, will, under rules and guidelines applied in a uniform and nondiscriminatory manner, first allocate to the Participant’s Employer Contribution Accounts the amount, if any, of Forfeitures which would otherwise be allocated under Article 3.

To the extent such Forfeitures are insufficient to enable the Plan Administrator to make the required restoration, the Employer will contribute such additional amount as is necessary to enable the Plan Administrator to make the required restoration.  The Plan Administrator will not take into account the allocation under this Section in applying the limitation on allocations under Article 10.

(d)          Non-Vested Participant

If a Participant who is zero percent vested in his Employer Accounts terminates employment, a Cash-Out Distribution will be deemed to have occurred as of the Participant’s date of termination of employment.

If the Participant subsequently returns to an Eligible Employee Classification prior to incurring five consecutive One Year Breaks-in-Service, then the Participant will immediately become entitled to a complete restoration of his Employer Contribution Accounts as of the Valuation Date coinciding with or next following his date of re-employment.  Such restoration will be made in accordance with the provisions of Section 7.06(c).

(e)          Determination of Amount of Vested Undistributed Account

If a Participant received a distribution of all or a portion of his or her Accounts, Participant is less than 100% vested, and such distribution does not meet the requirements of a Cash-Out

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Distribution, prior to the Forfeiture of the non-vested portion of his or her Account, the value of his or her undistributed Account shall be held in a separate account and shall be determined at any time prior to and including the date of Forfeiture under the following formula:

X = P(AB + D) - D

For this formula, the variables represent the following factors:

X is the value of the vested portion of the Participant’s Account;

P is the Participant’s Nonforfeitable percentage at the relevant time;

AB is the Account Balance at the relevant time; and

D is the amount of the distribution.

7.07        Timing and Form of Benefit Payments

(a)          Timing of Benefit Payment

Subject to the provisions of Section 7.08, the Plan Administrator will direct the Trustee to make the payment of any benefit provided under this Plan upon the event giving rise to such benefit within 60 days following the receipt of a Participant’s request for the payment of benefits in writing or through such other means as may be approved by the Plan Administrator and in a format specified by the Plan Administrator.  The Plan Administrator may temporarily suspend such processing in the event of unusual or extraordinary circumstances such as the conversion of Plan records from one recordkeeper to another.

(b)          Form of Benefit Payment

The form of benefit will be a single sum payment, unless the Participant elects to receive his benefit in the form of a direct transfer pursuant to Section 7.09.

Notwithstanding the foregoing, if a terminated Participant’s total Vested Accrued Benefit is in excess of $5,000 ($3500 for distributions prior to January 1, 1998) or, in the case of distributions occurring prior to March 22, 1999, was in excess of $5,000 ($3500 for distributions prior to January 1, 1998) at the time of a prior distribution, (effective January 1, 2002, as determined without regard to that portion of the account balance that is attributable to rollover contributions and allocable earnings), such Participant’s Vested Accrued Benefit will be payable in a single sum payment of the entire amount of his Vested Accrued Benefit.  The Plan Administrator may, in accordance with a policy that does not discriminate among Participants, establish periodic times when the Plan Administrator will direct the distribution of such amounts without the request or approval of the Participant.  For Accrued Benefits that are subject to the Qualified Annuity rules, this paragraph will not apply after the Annuity Starting Date.

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7.08        Commencement of Benefit

(a)          General

Subject to the provisions of this Article, commencement of a benefit will, unless the Participant elects otherwise in writing or through such other means as may be approved by the Plan Administrator, begin not later than the 60th day after the later of the close of the Plan Year in which the Participant attains Normal Retirement Age or the close of the Plan Year which contains the date the Participant terminates his service with the Employer.

Payment of a Participant’s benefits must begin no later than his Required Beginning Date.

(b)          Required Beginning Date

Effective the later of the Effective Date of the Plan or the first day of the first Plan Year beginning after December 31, 1996, the Required Beginning Date for the commencement of benefit payments from the Plan is the April 1 immediately following the later of (i) the calendar year in which the Participant attains age 70 ½, or (ii) if so elected by the Participant, the calendar year in which the Participant retires.

Notwithstanding the foregoing, the Required Beginning Date for a Participant who is a Five Percent Owner (as defined in Section 12.01(d)) with respect to the Plan Year in which the Participant attains age 70 ½, is the April 1 immediately following the calendar year in which he attains age 70 ½.

All distributions required under this Section will be determined and made in accordance with the Treasury Regulations issued under Code Section 401(a)(9), including those dealing with minimum distribution requirements.  Notwithstanding the provisions of Section 7.07, an Active Participant who has reached his Required Beginning Date will receive an annual distribution of his Accrued Benefit equal to the minimum required distribution determined under Code Section 401(a)(9).

(c)          Life Expectancy

For purposes of this Section, life expectancy and joint and last survivor expectancy are to be computed by the use of the table contained in Treasury Regulations 1.401(a)(9)-9.

7.09        Directed Transfer of Eligible Rollover Distributions

(a)          General

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

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(b)          Eligible Rollover Distribution

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more;  any distribution to the extent such distribution is required under Code Section 401(a)(9);  the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); effective for Plan Years beginning after December 31, 1998, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and effective January 1, 2002, any amount that is distributed on account of hardship.

Effective January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a)that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)          Eligible Retirement Plan

An Eligible Retirement Plan is any of the following that accepts the Distributee’s Eligible Rollover Distribution:  an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a qualified trust described in Code Section 401(a), and effective January 1, 2002, an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(d)          Distributee

A Distributee includes an Employee or Former Employee.  In addition, the Employee’s or Former Employee’s surviving spouse and the Employee’s or Former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(e)          Direct Rollover

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

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7.10        Waiver of 30-Day Notice

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation 1.411(a)-11(c) is given, provided that:

(1)           the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);  and

(2)           the Participant, after receiving the notice, affirmatively elects to receive a distribution.

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Article 8

MISCELLANEOUS

8.01        Exclusive Benefit

At no time will any part of the principal or income of the Plan assets be used or diverted for purposes other than the exclusive benefit of Participants in the Plan and their Beneficiaries, nor may any portion of the Plan assets revert to the Plan Sponsor or any other Employer except as provided in Sections 10.01(e) and 8.11.

8.02        Employment Rights of Parties Not Restricted

The adoption and maintenance of this Plan will not be deemed a contract between the Plan Sponsor and any Employee.  Nothing in this Plan will give any Employee or Participant the right to be retained in the employ of the Plan Sponsor or to interfere with the right of the Plan Sponsor to discharge any Employee or Participant at any time, nor will it give the Plan Sponsor the right to require any Employee or Participant to remain in its employ, or to interfere with any Employee’s or Participant’s right to terminate his employment at any time.

8.03        Right of Plan Sponsor to Amend or Terminate

The Plan Sponsor reserves the right to alter, amend, revoke or terminate this Plan.  No amendment will deprive any Participant or Beneficiary of any vested right nor will it reduce any Accrued Benefit to which he is then entitled with respect to Employer contributions previously made, except as may be required to maintain the Plan as a qualified plan under the Code.  No amendment will change the duties or responsibilities of the Trustee without its express written consent thereto.

If this Plan is revoked or terminated (in whole or in part) or if contributions are completely discontinued, the Accounts of all affected Participants will become non-forfeitable.  The Plan Sponsor will then arrange for allocation of all assets among Participants so affected by the total or partial termination in accordance with the requirements of all applicable law and the regulations and requirements of the Internal Revenue Service.  All allocated amounts will be retained in the Plan to the credit of the individual Participants until distribution as directed by the Plan Sponsor.  Distributions to Participants may be in the form of cash or other Plan assets or partly in each.

8.04        Amendment to Vesting Schedule

No amendment to the Vesting Schedule will deprive a Participant of his non-forfeitable right to his Vested Accrued Benefit as of the date of the amendment.  Further, if the Vesting Schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the

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computation of a Participant’s non-forfeitable percentage, each Participant in the Plan as of the date of the amendment will have his Vested Percentage computed according to the amended Vesting Schedule or according to the Vesting Schedule prior to the amendment, whichever results in the higher Vested Percentage.

8.05        Qualification of Plan

The Plan Sponsor will have the sole responsibility for obtaining and retaining qualification of the Plan under the Code with respect to the Plan Sponsor’s individual circumstances.

Notwithstanding any of the foregoing provisions, if this Plan, upon adoption by the Plan Sponsor, is submitted to the Internal Revenue Service within the remedial amendment period for the tax year in which the Plan is first effective, and the Internal Revenue Service then determines that the Plan as initially adopted by the Plan Sponsor is not a qualified plan under the Code, the Plan Sponsor may elect to terminate this Plan by giving notice thereof in writing or through such other means a may be permitted by law.  Such termination will have the same effect as if the Plan were never adopted, all policies and contracts will be canceled, and all contributions, to the extent recoverable from the Trustee, will be returned to their source.  If any amendment to this Plan is submitted to the Internal Revenue Service within the period allowed under Code Section 401(b) which then determines that the Plan as amended is not a qualified plan under the Code, the Plan Sponsor may cancel or modify any or all provisions of the amendment retroactive to the effective date of the amendment in order to maintain the qualified status of the Plan, whereupon notice thereof will be furnished to all affected Employees, Participants and Beneficiaries in writing or through such other means as may be permitted by law.

8.06        Mergers, Consolidations or Transfers of Plan Assets

In the event this Plan is merged or consolidated with another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), or in the event of a transfer of the assets or liabilities of this Plan to another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), the benefit which each Participant would be entitled to receive under the successor plan or other plan if it were terminated immediately after the merger, consolidation or transfer will be equal to or greater than the benefit which the Participant would have received immediately before the merger, consolidation or transfer if this Plan had then terminated.

Any transfer of assets and/or liabilities to (or from) this Plan from (or to) another plan qualified under Code Sections 401(a) (and 501(a) if applicable) will be evidenced by a Written Resolution by the Plan Sponsor of each affected plan which specifically authorizes such transfer of assets and/or liabilities.

Any transfer of assets to this Plan will be allowed under the provisions of this Section if such transferred assets are not required to be paid in the form of a qualified joint & survivor annuity or a qualified survivor annuity in accordance with Code Section 401(a)(11).

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8.07        Alienation

(a)          General

No person entitled to any benefit under this Plan will have any right to sell, assign, transfer, hypothecate, encumber, commute, pledge, anticipate or otherwise dispose of his interest in the benefit, and any attempt to do so will be void.  No benefit under this Plan will be subject to any legal process, levy, execution, attachment or garnishment for the payment of any claim against such person.

(b)          Exceptions

Section 8.07(a) will not apply to the extent a Participant or Beneficiary is indebted to the Plan under the provisions of the Plan.  At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, the portion of the amount distributed which equals the indebtedness will be withheld by the Trustee to apply against or discharge the indebtedness.  Before making a payment, however, the Participant or Beneficiary must be given notice, in writing, or through such electronic means as may be permitted by applicable regulations, that the indebtedness is to be so paid in whole or part from his Participant’s Accrued Benefit.  If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Accrued Benefit, he will be entitled to a review of the validity of the claim in accordance with procedures established by the Plan Administrator.

Section 8.07(a) will not apply to a qualified domestic relations order (QDRO) as defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984.  The Plan Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Further, to the extent provided under a QDRO, a former spouse of a Participant will be treated as the spouse or Surviving Spouse (as defined in Section 7.05) for all purposes under the Plan.  All rights and benefits, including elections, provided to a Participant under this Plan will be subject to the rights afforded to any alternate payee as such term is defined in Code Section 414(p).

This Plan specifically permits distribution to an alternate payee under a QDRO (without regard to whether the Participant has attained his or her earliest retirement age as that term is defined under Code Section 414(p)) in the same manner that is provided for a Vested Terminated Participant.

In addition, Section 8.07(a) will not apply to a judgment or settlement described in Code Section 401(a)(13)(C).

8.08        Construction

To the extent not preempted by ERISA, this Plan will be construed according to the laws of the state in which the Plan Sponsor’s principal place of business is located.  Words used in the singular will include the plural, the masculine gender will include the feminine, and vice versa, whenever appropriate.

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8.09        Named Fiduciaries

(a)          Allocation of Functions

The authority to control and manage the operation and administration of the Plan and Trust created by this instrument will be allocated between the Plan Sponsor and the Plan Administrator, each of whom are designated as Named Fiduciaries with respect to the Plan and Trust as provided for by Section 402(a)(2) of ERISA.  The Plan Sponsor reserves the right to allocate the various responsibilities for the present execution of the functions of the Plan, other than the Trustees’ responsibilities, among its Named Fiduciaries.  Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan.

(b)          Responsibilities of the Plan Sponsor

The Plan Sponsor, in its capacity as a Named Fiduciary, will have only the following authority and responsibility:

(1)           To appoint or remove the Plan Administrator and furnish the Trustee with certified copies of any resolutions of the Plan Sponsor with regard thereto;

(2)           To appoint and remove the Trustee;

(3)           To appoint a successor Trustee or additional Trustees;

(4)           To communicate information to the Plan Administrator and the Trustee as needed for the proper performance of the duties of each;

(5)           To appoint an investment manager (or to refrain from such appointment), to monitor the performance of the investment manager so appointed, and to terminate such appointment (more than one investment manger may be appointed and in office at any time);  and

(6)           To establish and communicate to the Trustee a funding policy for the Plan.

(c)          Limitation on Obligations of Named Fiduciaries

No Named Fiduciary will have authority or responsibility to deal with matters other than as delegated to it under this Plan or by operation of law.  A Named Fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the Named Fiduciary’s authority or delegated responsibility.

(d)          Standard of Care and Skill

The duties of each fiduciary will be performed with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like objectives.

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8.10        Adoption and Withdrawal by Other Organizations

(a)          Procedure for Adoption

Subject to the provisions of this Section, any organization now in existence or hereafter formed or acquired, which is not already a Participating Employer under this Plan and which is otherwise legally eligible may, in the future, with the consent and approval of the Plan Sponsor, by formal Written Resolution (referred to in this Section as an Adoption Resolution), adopt the Plan and Trust hereby created for all or any classification of persons in its employment and thereby, from and after the specified effective date, become a Participating Employer under this Plan.  Such consent will be effected by and evidenced by a formal Written Resolution of the Plan Sponsor.  The Plan Sponsor’s consent may provide for adoption by all or specified categories of Related Employers.  The Adoption Resolution may contain such specific changes and variations in Plan terms and provisions applicable to the adopting Participating Employer and its Employees as may be acceptable to the Plan Sponsor.  However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved to the Plan Sponsor.  The Adoption Resolution will become, as to the adopting organization and its Employees, a part of this Plan as then amended or thereafter amended.  It will not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement or any future amendment to the Plan and Trust Agreement.  The effective date of the Plan for the adopting organization will be that stated in the Adoption Resolution and from and after such effective date the adopting organization will assume all the rights, obligations and liabilities as a Participating Employer under this Plan.  The administrative powers of and control by the Plan Sponsor as provided in the Plan, including the sole right of amendment or termination of the Plan, of appointment and removal of the Plan Administrator and the Trustee, and of appointment and removal of an investment manager will not be diminished by reason of the participation of the adopting organization in the Plan.

(b)          Withdrawal

Any Participating Employer may withdraw from the Plan at any time, without affecting the Plan Sponsor or other Participating Employers not withdrawing.  Withdrawal shall be effected by providing a written resolution delivered to the Trustee and Plan Sponsor specifying the effective date of such withdrawal.  A withdrawing Participating Employer may arrange for the continuation by itself or its successor of this Plan in separate forms for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan and/or transfer of plan assets. The Plan Sponsor may, in its absolute discretion, terminate a Participating Employer’s participation at any time when in its judgment the Participating Employer fails or refuses to discharge its obligations under the Plan.

(c)          Adoption Contingent Upon Initial and Continued Qualifications

The adoption of this Plan by an organization as provided is hereby made contingent and subject to the condition precedent that said adopting organization meets, for its Employees, all the statutory requirements for qualified plans, including, but not limited to, Code Sections 401(a) and 501(a).  If the Plan or the Trust, in its operation, becomes disqualified, for any

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reason, as to the adopting organization and its Employees, the portion of the Plan assets allocable to them will be segregated as soon as is administratively feasible, pending either the prompt (1) requalification of the Plan as to the organization and its employees to the satisfaction of the Internal Revenue Service so as not to affect the continued qualified status thereof as to other Employers, (2) withdrawal of the organization from this Plan and a continuation by itself or its successor of its plan separately from this Plan, or by merger with another existing plan, with a transfer of its said segregated portion of Plan assets, or (3) termination of the Plan as to itself and its Employees.

8.11        Employer Contributions

Employer contributions made to the Plan and Trust are made and will be held for the sole purpose of providing benefits to Participants and their Beneficiaries.

In no event will any contribution made by the Employer to the Plan and Trust or income therefrom revert to the Employer except as provided in Section 10.01(e) or as provided below.

(a)          Notwithstanding any provision of this Plan to the contrary, if a contribution is made by an Employer because of a mistake of fact, the contribution may be returned to the Employer within one year after the payment of the contribution.  If demand is made by the Employer within one year after payment of the contribution, the Trustee will return the amount of the mistaken contribution which will be equal to the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto will reduce the amount to be returned.

(b)         Notwithstanding any provision of this Plan to the contrary, if the Internal Revenue Service determines that the Plan as adopted by the Employer does not qualify under applicable sections of the Code and applicable Treasury Regulations, and the Employer filed an application with the Internal Revenue Service for a determination of the qualified status of the Plan by the due date of the return for the taxable year in which the Plan was adopted, the value of all assets will be distributed by the Trustee to the Employer within one year after the date such initial qualification is denied.  Thereafter, the Employer’s participation in this Plan and Trust will be considered rescinded and of no force or effect.

 (c)       Notwithstanding any provision of this Plan to the contrary, any contribution by the Employer to the Plan is conditioned on the deductibility of the contribution by the Employer under the Code.  To the extent any deduction is disallowed, the Employer, within one year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Trustee will return the contribution within one year following the disallowance.  Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto will reduce the amount to be returned.

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8.12        Employees in Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Code Section 414(u).  Provisions of this plan that refer to Qualified Military Service as defined in Code Section 414(u) are effective on the later of the Effective Date of the Plan or December 12, 1994.

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Article 9

ADMINISTRATION

9.01        Plan Administrator

The Plan Administrator will have the responsibility for the general supervision and administration of the Plan and will be a fiduciary of the Plan.  The Plan Sponsor may, by Written Resolution, appoint one or more individuals to serve as Plan Administrator.  If the Plan Sponsor does not appoint an individual or individuals as Plan Administrator, the Plan Sponsor will function as Plan Administrator.  The Plan Sponsor may at any time, with or without cause, remove an individual as Plan Administrator or substitute another individual therefor.

9.02        Powers and Duties of the Plan Administrator

The Plan Administrator will be charged with and will have delegated to it the full power, duty, authority and discretion to interpret and construe the provisions of this Plan, to determine its meaning and intent and to make application thereof to the facts of any individual case;  to determine in its discretion the rights and benefits of Participants and the eligibility of Employees;  to give necessary instructions and directions to the Trustee and the Insurer as herein provided or as may be requested by the Trustee and the Insurer from time to time;  to resolve all questions of fact relating to any of the foregoing;  and generally to direct the administration of the Plan according to its terms.  All decisions of the Plan Administrator in matters properly coming before it according to the terms of this Plan, and all actions taken by the Plan Administrator in the proper exercise of its administrative powers, duties and responsibilities, will be final and binding upon all Employees, Participants and Beneficiaries and upon any person having or claiming any rights or interest in this Plan. The Plan Administrator may engage agents to assist it and may engage legal counsel who may be counsel for the Plan Sponsor.

The Plan Sponsor and the Plan Administrator will make and receive any reports and information, and retain any records necessary or appropriate to the administration of this Plan or to the performance of duties hereunder or to satisfy any requirements imposed by law.  In the performance of its duties, the Plan Administrator will be entitled to rely on information duly furnished by any Employee, Participant or Beneficiary or by the Plan Sponsor or Trustee.

9.03        Actions of the Plan Administrator

The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate with respect to the conduct of its affairs and the administration of the Plan.  Whenever any action to be taken in accordance with the terms of the Plan requires the consent or approval of the Plan Administrator, or whenever an interpretation is to be made of the terms of the Plan, the Plan Administrator will act in a uniform and non-discriminatory manner, treating all Employees and Participants in similar circumstances in a like manner.  If the Plan Administrator is a group of individuals, all of its decisions will be made by a majority vote.  The Plan Administrator will

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have the authority to employ one or more persons to render advice or services with regard to the responsibilities of the Plan Administrator, including but not limited to attorneys, actuaries, and accountants.  The Plan Administrator will have the authority to delegate its responsibilities under the Plan to appropriate individuals or entities to act on behalf of the Plan Administrator.  Any persons employed to render advice or services will have no fiduciary responsibility for any ministerial functions performed with respect to this Plan.

9.04        Reliance on Plan Administrator and Plan Sponsor

Until the Plan Sponsor gives notice to the contrary, the Trustee and any persons employed to render advice or services will be entitled to rely on the designation of Plan Administrator that has been furnished to them.  In addition, the Trustee and any persons employed to render advice or services will be fully protected in acting upon the written directions and instructions of the Plan Administrator made in accordance with the terms of this Plan.  If the Plan Administrator is a group of individuals, unless otherwise specified, any one of such individuals will be authorized to sign documents on behalf of the Plan Administrator and such authorized signatures will be recognized by all persons dealing with the Plan Administrator.

The Trustee and any persons employed to render advice or services may take cognizance of any rules established by the Plan Administrator and rely upon them until notified to the contrary.  The Trustee and any persons employed to render advice or services will be fully protected in taking any action upon any paper or document believed to be genuine and to have been properly signed and presented by the Plan Administrator, Plan Sponsor or any agent of the Plan Administrator acting on behalf of the Plan Administrator.

9.05        Reports to Participants

The Plan Administrator will report in writing to a Participant his Accrued Benefit under the Plan and the Vested Percentage of such benefit when the Participant terminates his employment or reasonably requests such a report in writing from the Plan Administrator.  To the extent required by law or regulation, the Plan Administrator will annually furnish to each Participant, and to each Beneficiary receiving benefits, a report that fairly summarizes the Plan’s most recent report.

9.06        Bond

The Plan Administrator and other fiduciaries of the Plan will be bonded to the extent required by ERISA or other applicable law.  No additional bond or other security for the faithful performance of any duties under this Plan will be required.

9.07        Compensation of Plan Administrator

The Compensation of the Plan Administrator will be left to the discretion of the Plan Sponsor;  no person who is receiving full pay from the Employer will receive compensation for services as Plan Administrator.  All reasonable and necessary expenses incurred by the Plan Administrator in supervising and administering the Plan will be paid from the Plan assets by the Trustee at the direction of the Plan Administrator to the extent directed by the Plan Sponsor.

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9.08        Claims Procedure

The Named Fiduciary shall make all determinations as to the right of any Employee, Participant, Beneficiary or other person to receive a benefit by following the claims procedure specified in the summary plan description for the Plan and shall act in a manner which is consistent with regulations published from time to time by the Department of Labor.  Effective for benefit claims filed on and after January 1, 2002, different claims procedures shall apply to claims for Disability Retirement Benefits and to claims for all other benefits under the Plan.

9.09        Unclaimed Benefits

If a Participant or Beneficiary is entitled to a distribution from the Plan, the Participant or Beneficiary will be responsible for providing the Plan Administrator with his current address.  If the Plan Administrator notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Plan Administrator within one year after such notification, the distributable amount will be forfeited and used to reduce the cost of the Plan.  If the Participant or Beneficiary is subsequently located, such benefit will be restored.

9.10        Fiduciary Responsibility

The Trustee will be solely responsible for its own acts or omissions.  The Trustee will not have duty to question any other fiduciary’s performance of duties allocated to such other fiduciary pursuant to the Plan.  If the Plan permits the appointment of additional trustees of separate Trust Funds under the Plan, each will have no duties or responsibilities for Plan assets held by another trustee.

Nothing contained in this Section will preclude any agreement allocating specific responsibilities or obligations among the co-fiduciaries provided that the agreement does not violate any of the terms and provisions of this Plan or the requirements of applicable laws.

9.11        Expenses of Administration

The Plan Sponsor does not and will not guarantee the Plan assets against loss.  The Plan Sponsor may in its sole discretion, but will not be obligated to, pay the ordinary expenses of establishing the Plan, including the fees of administrators, recordkeepers, consultants, accountants and attorneys in connection therewith.  The Plan Sponsor may, in its sole discretion (but will not be obligated to), pay other costs and expenses of administering the Plan, the taxes imposed upon the Plan, if any, and the fees, charges or commissions with respect to the purchase and sale of Plan assets.  Unless paid by the Plan Sponsor, such costs and expenses, taxes (if any), and fees, charges and commissions will be a charge upon Plan assets and deducted by the Trustee.

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9.12        Distribution Authority

If any person entitled to receive payment under this Plan is a minor, declared incompetent or is under other legal disability, the Plan Administrator may, in its sole discretion, direct the Trustee to:

(a)          Distribute directly to the person entitled to the payment;

(b)         Distribute to the legal guardian or, if none, to a parent of the person entitled to payment or to a responsible adult with whom the person entitled to payment maintains his residence;

(c)          Distribute to a custodian for the person entitled to payment under the Uniform Gifts to Minors Act if permitted by the laws of the state in which the person entitled to payment resides;  or

(d)         Withhold distribution of the amount payable until a court of competent jurisdiction determines the rights of the parties thereto or appoints a guardian of the estate of the person entitled to payment.

If there is any dispute, controversy or disagreement between any Beneficiary or person and any other person as to who is entitled to receive the benefits payable under this Plan, or if the Plan Administrator is uncertain as to who is entitled to receive benefits, or if the Plan Administrator is unable to locate the person who is entitled to benefits, the Plan Administrator may with acquittance interplead the funds into a court of competent jurisdiction in the judicial district in which the Plan Sponsor maintains its principal place of business and, upon depositing the funds with the clerk of the court, be released from any further responsibility for the payment of the benefits.  If it is necessary for the Plan Administrator to retain legal counsel or incur any expense in determining who is entitled to receive the benefits, whether or not it is necessary to institute court action, the Plan Administrator will be entitled to reimbursement from the benefits for the amount of its reasonable costs, expenses and attorneys’ fees incurred.

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Article 10

LIMITATION ON CONTRIBUTIONS

10.01      Limitation on Annual Additions

The amount of the Annual Addition which may be allocated under this Plan to any Participant’s Account as of any Allocation Date will not exceed the Defined Contribution Limit (based upon his Compensation up to such Valuation Date) reduced by the sum of any allocations of Annual Additions made to Participant’s Accounts under this Plan as of any preceding Allocation Date within the Limitation Year.

If, as a result of the allocation of forfeitures, a reasonable error in estimating a participant’s Compensation or a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code), the Annual Addition under this Plan on behalf of a Participant exceeds the Defined Contribution Limit for such Participant, then such amount in excess of the Defined Contribution Limit shall be reduced as of any Allocation Date. The reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the Annual Addition), then Forfeitures (if any), and then Employer contributions to be allocated under this Plan on behalf of the Participant as of the Allocation Date.

Effective January 1, 2002, all employees who are eligible to make Employee Pre-tax Contributions under this Plan and who have attained age 50 before the close of the plan year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

Any necessary reduction will be made as follows:

(a)          The amount of the reduction consisting of after-tax Participant contributions and income allocable to such contributions will be paid to the Participant as soon as administratively feasible.

(b)         The amount of the reduction consisting of any other Participant contributions and income allocable to such contributions will be paid to the Participant as soon as administratively feasible.

(c)          The amount of the reduction consisting of Forfeitures will be allocated and reallocated to other Accounts in accordance with the Plan formula for allocating Forfeitures to the extent that such allocations do not cause the additions to any other Participant’s Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

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(d)         The amount of the reduction consisting of Employer contributions will be allocated and reallocated to other Accounts in accordance with the Plan formula for Employer Contributions to the extent that such allocations do not cause the additions to any other Participant’s Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

(e)          To the extent that the reductions described in paragraph (d) cannot be allocated to other Participant’s Accounts, the reductions will be allocated to a suspense account as Forfeitures and held therein until the next succeeding Allocation Date on which Forfeitures could be applied under the provisions of the Plan.  All amounts held in a suspense account must be applied as Forfeitures before any additional contributions, which would constitute Annual Additions, may be made to the Plan.  If the Plan terminates, the suspense account will revert to the Employer to the extent it may not be allocated to any Participant’s Accounts.

(f)            If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund’s investment gains and losses.

10.02      Where Employer Maintains Another Qualified Plan

(a)          Where Employer Maintains Another Qualified Defined Contribution Plan

If the Employer maintains this Plan and one or more other qualified defined contribution plans, one or more welfare benefit funds (as defined in Code Section 419(e)), or one or more individual medical accounts (as defined in Code Section 415(l)(2)), all of which are referred to in this Article 10 as “qualified defined contribution plans,” the Annual Additions allocated under this Plan to any Participant’s Accounts will be limited in accordance with the allocation provisions of this Section 10.02(a).

The amount of the Annual Additions which may be allocated under this Plan to any Participant’s Accounts as of any Allocation Date will not exceed the Defined Contribution Limit (based upon Compensation up to the allocation date) reduced by the sum of any allocations of Annual Additions made to the Participant’s Accounts under this Plan and any other qualified defined contribution plans maintained by the Employer as of any earlier Allocation Date within the Limitation Year.

If an Allocation Date of this Plan coinciding with an Allocation Date of any other plan described in the foregoing paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such date will be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Article during the Limitation Year and the denominator of which is the amount that would otherwise be allocated on this Allocation Date under all plans without regard to this Article 10.

If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Allocation Date as a result of the next preceding two paragraphs, the reduction will be, to the

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extent required, effected by first reducing Participant contributions (which increase the Annual Addition) plus applicable trust earnings, then Forfeitures (if any), and then any Employer contributions plus applicable trust earnings, to be allocated under this Plan on behalf of the Participant as of the Allocation Date.

If as a result of the first four paragraphs of this Section 10.02, the allocation of additions is reduced, the reduction will be treated in the manner described in the third paragraph of Section 10.01.

(b)          Where Employer Maintains a Qualified Defined Benefit Plan

If the Employer maintains (or has ever maintained), in addition to this Plan, one or more qualified defined benefit plans, then for any Limitation Year beginning before January 1, 2000, the Annual Additions allocated under this Plan to any Participant’s Accounts will be limited in accordance with the provisions of Code Section 415(e), incorporating any transition rules that may apply to a Participant’s Accounts and including any adjustments that may be required for a Limitation Year in which the Plan is determined to be Top Heavy and subject to the requirements of Code Section 416.

10.03      Definitions Applicable to Article 10

(a)          Allocation Date

Allocation Date means the date with respect to which all or a portion of employer contributions, employee contributions and/or forfeitures are allocated to participant accounts under a defined contribution plan.

(b)          Annual Additions

Annual Additions are the sum of the following amounts allocated to any defined contribution plan maintained by the Employer (including voluntary contributions to any defined benefit plan maintained by the Employer) on behalf of a Participant for a Limitation Year:

All Employee and Employer contributions;

All reallocated forfeitures;

Excess contributions described in Code Section 401(k) and excess aggregate contributions described in Code Section 401(m), irrespective of whether the Plan distributes or forfeits such Excess Amounts, and excess deferrals described in Code Section 402(g), unless the excess deferrals are distributed no later than the first April 15 following the close of the Participant’s taxable year;

Excess Amounts reapplied to reduce Employer Contributions under this Section;

Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), included as part of a pension or annuity plan maintained by the Employer;

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Contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Code Section 419A(d)(3), under a welfare benefit fund, as described in Code Section 419(e), maintained by the Employer;  and

Allocations under a simplified employee pension plan.

Contributions or forfeitures will be treated as Annual Additions regardless of whether they constitute Excess Deferrals, Excess Contributions or Excess Aggregate Contributions within the meaning of the regulations under Code Section 401(k) or 401(m) and regardless of whether they are corrected through distribution or recharacterization.  Excess deferrals distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3) are not Annual Additions.

(c)          Compensation

Except as otherwise provided in this Article 10, Compensation for purposes of this Article is Compensation as defined in Section 1.05.

For Plan Years beginning on or after January 1, 1998, Compensation for purposes of this Article 10 includes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(e)(3), 402(h), 402(k), 403(b), 457, or other amounts which may be included under the provisions of Code Section 415(c)(3), as amended from time to time.

For Plan Years beginning prior to January 1, 1998, Compensation for purposes of this Article 10 excludes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(e)(3), 402(h), 402(k) or 403(b).

For purposes of this Article 10, the period used to determine an Employee’s Compensation is the Limitation Year.

(d)          Defined Contribution Limit

The Defined Contribution Limit for a given Limitation Year is equal to the lesser of (1) the Defined Contribution Compensation Limit, which is 25% of Compensation applicable to the Limitation Year, or (2) the Defined Contribution Dollar Limit.  The Defined Contribution Dollar Limit shall be the dollar limitation under Code Section 415(c)(1)(A), as adjusted for cost of living under Code Section 415(d).  If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Defined Contribution Dollar Limit is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.

Effective for Limitation Years beginning after December 31, 2001, Defined Contribution Limit for a given Limitation Year is equal to the lesser of (1) $40,000 as adjusted for

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increases in the cost-of-living under Code Section 415(d), or (2) 100% of the Participant’s Compensation for the Limitation Year.

(e)          Employer

The Employer is the Employer that adopts this Plan together with all Related Employers.  For this purpose, the definition of Related Employer in Section 1.09 of this Plan is modified by Code Section 415(h).

(f)            Limitation Year

The Limitation Year will be the 12 consecutive month period which is specified in Article 1 of this Plan and which is adopted for all qualified plans maintained by the Plan Sponsor pursuant to a Written Resolution adopted by the Plan Sponsor.  In the event of a change in the Limitation Year, the additional limitations of Treasury Regulation 1.415-2(b)(4)(iii) will also apply.

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Article 11

NONDISCRIMINATION

11.01

Highly Compensated Definitions

(a)          Calendar Year Data Election

The Calendar Year Data Election means the Employer has elected to determine who is Highly Compensated based on Compensation received (or for federal tax purposes, deemed to be received) in the Calendar Year that ends within the Plan Year for which the determination is being made. This election is permitted for Plans with fiscal Plan Years beginning after December 31, 1997. For 1997 Determination Years, Plans with calendar Plan Years were also permitted to make this election.

(b)          Compensation

Except as otherwise provided in this paragraph, Compensation for purposes of this Section 11.01 is Compensation as defined in Section 1.05.

For purposes of determining whether an Employee is a Highly Compensated Employee, the period used to determine an Employee’s Compensation is the Plan Year.

(c)          Determination Year

Determination Year means the Plan Year for which the determination of who is Highly Compensated is being made.

(d)          Highly Compensated Employee

Highly Compensated Employee means any individual who is a Highly Compensated Active Employee or a Highly Compensated Former Employee within the meaning of Code Section 414(q) and the regulations thereunder.

(e)          Highly Compensated Active Employee

Highly Compensated Active Employee means any individual who:

•                  During the Determination Year or the Lookback Year was at any time a 5-percent Owner (within the meaning of Code Section 416(i)) of the Employer or any Related Employer;

•                  During the Lookback Year

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•                  (i) received Compensation from the Employer and all Related Employers in excess of $80,000 (or any greater amount determined by regulations issued by the Secretary of the Treasury under Code Section 415(d));  and

•                  (ii), was in the Top-paid Group for such Lookback Year.

(f)            Highly Compensated Former Employee

Highly Compensated Former Employee means any Former Employee who had a Separation Year (within the meaning of Treasury Regulation 1.414(q)-1T Q&A-5) and was a Highly Compensated Active Employee for either the Separation Year or any Determination Year ending on or after the Employee’s 55th birthday.

(g)         Highly Compensated Group

Highly Compensated Group means all Highly Compensated Employees.

(h)         Lookback Year

Lookback Year means the 12-month period immediately preceding the Determination Year.

(i)            Non-Highly Compensated Employee

Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

(j)            Non-Highly Compensated Group

Non-Highly Compensated Group means all Non-Highly Compensated Employees.

(k)        Top-Paid Group

Top-Paid Group means those individuals who are among the top 20 percent of Employees of the Employer and all Related Employers when ranked on the basis of Compensation received during the year.  In determining the number of individuals in the Top-Paid Group (but not the identity of those individuals), the following individuals may be excluded:

Employees who have not completed 6 months of Service by the end of the year.  For this purpose, an Employee who has completed One Hour of Service in any calendar month will be credited with one month of Service;

Employees who normally work fewer than 17½ hours per week;

Employees who normally work fewer than 6 months during any year.  For this purpose, an Employee who has worked on one day of a month is treated as having worked for the whole month;

Employees who have not reached age 21 by the end of the year;

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Nonresident aliens who received no earned income (which constitutes income from sources within the United States) within the year from the Employer or any Related Employer;  and

Employees covered by a collective bargaining agreement negotiated in good faith between the employee representatives and the Employer or a group of employers of which the Employer is a member if (i) 90% or more of all employees of the Employer and all Related Employers are covered by collective bargaining agreements, and (ii) this Plan covers only Employees who are not covered under a collective bargaining agreement.

11.02      Nondiscrimination Requirements under Code Sections 401(k) and 401(m)

(a)          Effective Date

The provisions of this Article are effective on the later of the Effective Date of the Plan or the first day of the first Plan Year beginning after December 31, 1996.

(b)          Definitions Relating to Code Sections 401(k) and 401(m)

The following definitions apply to this Section:

(1)         Aggregate Limit

With respect to a given Plan Year, Aggregate Limit means the greater of the sum of [A + B] or the sum of [C + D] where:

A is equal to 125% of the greater of DP or CP;

B is equal to 2 percentage points plus the lesser of DP or CP, not to exceed 2 times the lesser of DP or CP;

C is equal to 125% of the lesser of DP or CP;

D is equal to 2 percentage points plus the greater of DP or CP, not to exceed 2 times the greater of DP or CP;

DP represents the Deferral Percentage for the Non-highly Compensated Group eligible under the Cash or Deferred Arrangement for the Plan Year;  and

CP represents the Contribution Percentage for the Non-highly Compensated Group eligible under the plan providing for the Employee After-tax Contributions or Employer Matching Contributions for the Plan Year beginning with or within the Plan Year of the Cash or Deferred Arrangement.

(2)         Cash or Deferred Arrangement (CODA)

A Cash or Deferred Election is any election (or modification of an earlier election) by an Employee to have the Employer either:

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(A)      provide an amount to the Employee in the form of cash or some other taxable benefit that is not currently available, or

(B)        contribute an amount to the Plan (or provide an accrual or other benefit) thereby deferring receipt of Compensation.

A Cash or Deferred Election will only be made with respect to an amount that is not currently available to the Employee on the date of election.  Further, a Cash or Deferred Election will only be made with respect to amounts that would have (but for the Cash or Deferred Election) become currently available after the later of the date on which the Employer adopts the Cash or Deferred Arrangement or the date on which the arrangement first becomes effective.

A Cash or Deferred Election does not include a one-time irrevocable election upon the Employee’s commencement of employment or first becoming an Eligible Employee.

(3)         Compensation

Except as otherwise provided in this paragraph, Compensation for purposes of this Section 11.02 is Compensation as defined in Section 1.05.

For purposes of this Section 11.02, the period used to determine an Employee’s Compensation for a Plan Year may, at the election of the Employer, be limited to that portion of the Plan Year in which the Employee was an Eligible Employee.

(4)         Contribution Percentage

Contribution Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Employee After-tax Contributions and Matching Contributions which are made by or on behalf of each Participant for a Plan Year to each Participant’s Compensation for the Plan Year.

For purposes of determining the Contribution Percentage, each Employee who is eligible under the terms of the Plan to make or to have contributions made on his behalf is treated as a Participant.  The Contribution Percentage of an eligible Employee who makes no Employee After-tax Contribution and receives no Matching Contribution is zero.

The Contribution Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-tax Contributions or receive an allocation of Matching Contributions (including Elective Contributions and Nonelective Contributions which are treated as Employee or Matching Contributions for purposes of the Contribution Percentage Test) allocated to his accounts under two or more plans which are sponsored by the Employer will be determined as if the Employee After-tax and Matching Contributions were made under a single plan.  For purposes of this paragraph, if a Highly Compensated Employee participates in two or more such plans which have different Plan Years, all plans ending with or within the same calendar year will be treated as a single plan.

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Anything to the contrary notwithstanding, in calculating the average Non-highly Compensated Employee average Contribution Percentage for the 1997 Plan Year, the plan must use the Highly Compensated Employee definition applicable to the preceding Plan Year.

(5)         Contribution Percentage Test

The Contribution Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code Section 401(m). For 1997 and 1998 plan years, a plan may perform the Contribution Percentage Test using either current year data or prior year data without Internal Revenue Service approval. The Appendix attached hereto and made a part of this Plan describes the testing elections made by the Employer for the 1997 and 1998 Plan Years.

In each of the following tests, the Contribution Percentage for the Highly Compensated Group for a Plan Year is compared with the Contribution Percentage for the Non-highly Compensated Group for the Current Year.  The Contribution Percentage Test may be met by either satisfying the General Contribution Percentage Test or the Alternative Contribution Percentage Test.

Effective for Plan Years beginning after December 31, 1998, the General Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed 125% of the Contribution Percentage for the Non-highly Compensated Group, determined for the Plan Year for which the General Contribution Percentage Test is conducted.

The Alternative Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed the lesser of:

(A)      the Contribution Percentage for the Non-highly Compensated Group plus 2 percentage points, or

(B)        the Contribution Percentage for the Non-highly Compensated Group multiplied by 2.0.

The Contribution Percentage for the Non-highly Compensated Group shall be determined based on the average Contribution Percentage of the Non-highly Compensated Group for the Plan Year for which the Alternative Contribution Percentage Test is conducted.

If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, and (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Contribution Percentage Test will be deemed to be satisfied only if the sum of the Contribution Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit;  provided, however that the General

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Contribution Percentage Test and the General Contribution; provided, however, that the applicable Contribution Percentage Test and the applicable Contribution Percentage Test are independently satisfied.

The Plan will not fail to satisfy the Contribution Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, and (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Contribution Percentage Test will be deemed to be satisfied only if the sum of the Contribution Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit;  provided, however, that the applicable Contribution Percentage Test and the applicable Contribution Percentage Test are independently satisfied.

The Plan will not fail to satisfy the Contribution Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

(6)         Deferral Percentage

Deferral Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Elective Contributions which are made on behalf of each Participant for a Plan Year to each Participant’s Compensation for the Plan Year.

For purposes of determining the Deferral Percentage, each Employee who is eligible under the terms of the Plan to have contributions made on his behalf is treated as a Participant.  The Deferral Percentage of an eligible Employee who makes no Elective Contribution is zero.

The Deferral Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (including Nonelective Contributions or Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test) allocated to his accounts under two or more Cash or Deferred Arrangements which are maintained by the Employer will be determined as if the Elective Contributions were made under a single Arrangement.  For purposes of this paragraph, if a Highly Compensated Employee participates in two or more Cash or Deferred Arrangements which have different Plan Years, all Cash or Deferred Arrangements ending with or within the same calendar year will be treated as a single Arrangement.

Anything to the contrary notwithstanding, in calculating the average Non-highly Compensated Employee average Deferral Percentage for the 1997 Plan Year, the plan

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must use the Highly Compensated Employee definition applicable to the preceding Plan Year.

(7)         Deferral Percentage Test

The Deferral Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code Section 401(k). For 1997 and 1998 plan years, a plan may perform the Deferral Percentage Test using either current year data or prior year data without Internal Revenue Service approval. The Appendix attached hereto and made a part of this Plan describes the testing elections made by the Employer for the 1997 and 1998 Plan Years.

In each of the following tests, the Deferral Percentage for the Highly Compensated Group for a Plan Year is compared with the Deferral Percentage for the Non-highly Compensated Group. for the current Plan Year (or the preceding Plan Year if elected by the Employer in an Appendix to this Plan;  provided, however, that if such an election is made, it will be made in accordance with regulations issued by the Secretary of the Treasury).  The Deferral Percentage Test may be met by either satisfying the General Deferral Percentage Test or the Alternative Deferral Percentage Test.

In the case of the first Plan Year of the Plan (if this is not a successor plan within the meaning of Treasury Regulation 1.401(k)-1(d)(3)), the Deferral Percentage for the Non-highly Compensated Group may be either (i) the actual Deferral Percentage for the Non-highly Compensated Group for the first Plan Year or, if the Employer elects, 3% as the Deferral Percentage for the Non-highly Compensated Group for the preceding year.

Effective for Plan Years beginning after December 31, 1998, the General Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed 125% of the Deferral Percentage for the Non-highly Compensated Group, determined for the Plan Year for which the General Deferral Percentage Test is conducted.

The Alternative Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed the lesser of:

(A)      the Deferral Percentage for the Non-highly Compensated Group plus 2 percentage points, or

(B)        the Deferral Percentage for the Non-highly Compensated Group multiplied by 2.0.

The Deferral Percentage for the Non-highly Compensated Group shall be determined based on the average Deferral Percentage of the Non-highly Compensated Group for the Plan Year for which the Alternative Deferral Percentage Test is conducted.

If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Deferral Percentage for the Highly Compensated Group does not satisfy the General

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Deferral Percentage Test, and (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Deferral Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit; provided, however, that the applicable Deferral Percentage Test and the applicable Contribution Percentage Test are independently satisfied.

The Plan will not fail to satisfy the Deferral Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

(8)         Elective Contribution

Elective Contribution means any contribution made by the Employer to a Cash or Deferred Arrangement on behalf of and at the election of an Employee. An Elective Contribution will be taken into account for a given Plan Year only if:

(A)      The Elective Contribution is allocated to the Participant’s Account as of a date within the Plan Year to which it relates;

(B)        The allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date after the allocation date;

(C)        The Elective Contribution is actually paid to the trust no later than 12 months after the end of the Plan Year to which the Elective Contribution relates;  and

(D)       The Elective Contribution relates to Compensation which either (i) but for the Participant’s election to defer, would have been received by the Participant in the Plan Year or (ii) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within two and one-half months after the close of the Plan Year.

Elective Contributions will be treated as Employer Contributions for purposes of Code Sections 401(a), 401(k), 402(a), 404, 409, 411, 412, 415, 416, and 417.

(9)         Elective Deferral

Elective Deferral means the sum of the following:

(A)      Any Elective Contribution to any Cash or Deferred Arrangement to the extent it is not includable in the Participant’s gross income for the taxable year of contribution;

(B)        Any employer contribution to a simplified employee pension as defined in Code Section 408(k) to the extent not includable in the Participant’s gross income for the taxable year of contribution;

(C)        Any employer contribution to an annuity contract under Code Section 403(b) under a salary reduction agreement to the extent not includable in the Participant’s gross income for the taxable year of contribution;  plus

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(D)       Any employee contribution designated as deductible under a trust described in Code Section 501(c)(18) for the taxable year of contribution.

(10) Eligible Employee

Eligible Employee means an Employee who is directly or indirectly eligible to make a Cash or Deferred Election under the Plan for all or a portion of the Plan Year.  An Employee who is unable to make a Cash or Deferred Election because the Employee has not contributed to another plan is also an Eligible Employee.  An Employee who would be eligible to make Elective Contributions but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, is treated as an Eligible Employee for purposes of Code Section 401(k)(3) and 401(m) for a Plan Year even though the Employee may not make a Cash or Deferred Election due to the suspension.  Also, an Employee will not fail to be treated as an Eligible Employee merely because the employee may receive no additional Annual Additions because of Code Section 415(c)(1) or 415(e).

(11) Employee After-tax Contribution

Employee After-tax Contribution means any contribution made by an Employee to any plan maintained by the Employer or any Related Employer which is other than an Elective Contribution and which is designated or treated at the time of contribution as an after-tax contribution.  Employee After-tax Contributions include amounts attributable to Excess Contributions which are recharacterized as Employee After-tax Contributions.

(12) Excess Contribution

Excess Contribution means, for each member of the Highly Compensated Group, the amount of Elective Contribution (including any Qualified Nonelective Contributions and Qualified Matching Contributions which are treated as Elective Contributions) which exceeds the maximum contribution which could be made if the Deferral Percentage Test were to be satisfied.

(13) Excess Aggregate Contribution

Excess Aggregate Contribution means, for each member of the Highly Compensated Group, the amount of Employee After-tax and Matching Contributions (including any Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions) which exceeds the maximum contribution which could be made if the Contribution Percentage Test were to be satisfied.

(14) Excess Deferral

Excess Deferral means, for a given calendar year, that amount by which each Participant’s total Elective Deferrals under all plans of all employers exceed the dollar limit in effect under Code Section 402(g) for the calendar year.

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(15) Matching Contribution

Matching Contribution means any contribution made by the Employer to any plan maintained by the Employer or any Related Employer which is based on an Elective Contribution or an Employee After-tax Contribution together with any forfeiture allocated to the Participant’s Account on the basis of Elective Contributions, Employee After-tax Contributions or Matching Contributions.  A Matching Contribution will be taken into account for a given Plan Year only if:

(A)      The Matching Contribution is allocated to a Participant’s Account as of a date within the Plan Year to which it relates;

(B)        The allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date after the allocation date;

(C)        The Matching Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Matching Contribution relates;  and

(D)       The Matching Contribution is based on an Elective or Employee After-tax Contribution for the Plan Year.

Any contribution or allocation, other than a Qualified Nonelective Contribution, which is used to meet the minimum contribution or benefit requirement of Code Section 416 is not treated as being based on Elective Contributions or Employee After-tax Contributions and therefore is not treated as a Matching Contribution.

Qualified Matching Contribution is defined in Section 11.02(b)(17) below.

(16) Nonelective Contribution

Nonelective Contribution means any Employer contribution, other than a Matching Contribution, which meets all of the following requirements:

(A)      The Nonelective Contribution is allocated to a Participant’s Account as of a date within the Plan Year to which it relates;

(B)        The allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date after the allocation date;

(C)        The Nonelective Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Nonelective Contribution relates;  and

(D)       The Employee may not elect to have the Nonelective Contribution paid in cash in lieu of being contributed to the Plan.

Qualified Nonelective Contribution is defined in Section 11.02(b)(18) below.

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(17) Qualified Matching Contribution

Qualified Matching Contribution means a Matching Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).

(18) Qualified Nonelective Contribution

Qualified Nonelective Contribution means a Nonelective Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).

(c)          Application of Deferral Percentage Test

All Elective Contributions, including any Elective Contributions which are treated as Employee After-tax or Matching Contributions with respect to the Contribution Percentage Test, must satisfy the Deferral Percentage Test.  Furthermore, any Elective Contributions which are not treated as Employee After-tax or Matching Contributions with respect to the Contribution Percentage Test must satisfy the Deferral Percentage Test.  The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Deferral Percentage Test has been satisfied.  If the Deferral Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan on account of the Non-highly Compensated Group.  The additional contribution will be treated as a Nonelective Contribution.

If the Deferral Percentage Test is not satisfied after any Nonelective Contributions, the Plan Administrator may, in its sole discretion, recharacterize all or any portion of the Excess Contribution of each Highly Compensated Employee as an Employee After-tax Contribution if Employee After-tax Contributions are otherwise allowed by the Plan.  If so, the Plan Administrator will notify all affected Participants and the Internal Revenue Service of the amount recharacterized no later than the 15th day of the third month following the end of the Plan Year in which the Excess Contribution was made.  Excess Contributions will be includable in the Participant’s gross income on the earliest date any Elective Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant had the Participant elected to receive the amount in cash.  Recharacterized Excess Contributions will continue to be treated as Employer contributions that are Elective Contributions for all other purposes under the Code, including Code Sections 401(a) (other than 401(a)(4) and 401(m)), 404, 409, 411, 412, 415, 416, 417 and 401(k)(2).  With respect to the Plan Year for which the Excess Contribution was made, the Plan Administrator will treat the recharacterized amount as an Employee After-tax Contribution for purposes of the Deferral Percentage Test and the Contribution Percentage Test and for purposes of determining whether the Plan meets the requirements of Code Section 401(a)(4), but not for any other purposes under this Plan.  Therefore, recharacterized amounts will remain subject to the nonforfeiture requirements and distribution limitations which apply to Elective Contributions.

If the Deferral Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Contribution arose but within 12 months after the close of that Plan Year,

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the Plan Administrator will distribute the Excess Contributions, together with allocable income, to Participants of the Highly Compensated Group to the extent necessary to satisfy the Deferral Percentage Test.  Failure to do so will cause the Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Contribution was made and for all subsequent Plan Years for which the Excess Contribution remains uncorrected.

The amount of Excess Contribution to be distributed to a Highly Compensated Employee for a Plan Year will be reduced by any Excess Deferrals previously distributed to the Participant for the calendar year ending with or within the Plan Year in accordance with Code Section 402(g)(2).

Excess Contributions will be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(d)          Application of Contribution Percentage Test

Employee After-tax Contributions and Matching Contributions, disregarding any Matching Contributions which are treated as Elective Contributions with respect to the Deferral Percentage Test, must satisfy the Contribution Percentage Test.  The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Contribution Test has been satisfied.  If the Contribution Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan for the benefit of the Non-Highly Compensated Group.  The additional contribution will be treated as a Nonelective Contribution.

If the Contribution Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Aggregate Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute (or forfeit, to the extent not vested) the Excess Aggregate Contributions, together with allocable income, to Participants of the Highly Compensated Group to the extent necessary to satisfy the Contribution Percentage Test.  Failure to do so will cause the Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Aggregate Contribution was made and for all subsequent Plan Years for which the Excess Aggregate Contribution remains uncorrected.

The determination of any Excess Aggregate Contributions will be made after the recharacterization of any Excess Contributions as Employee After-tax Contributions.

Excess Aggregate Contributions, including forfeited Matching Contributions, will be treated as Employer contributions for purposes of Code Sections 404 and 415 even if they are distributed from the Plan.

Forfeited Matching Contributions that are reallocated to the Accounts of other Participants are treated as Annual Additions under Code Section 415 for the Participant whose Accounts they are reallocated to and for the Participants from whose Accounts they are forfeited.

If in a given Plan Year, a) the Employer has made a Safe Harbor Employer Nonelective Contribution or a Safe Harbor Employer Matching Contribution for such Plan Year within

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the time prescribed under this Section 11.02 to be considered a contribution for such Plan Year, b) meets the notice requirements of Code Section 401(k)(12)(D), and c) (i) the matching contribution on behalf of any Participant in such year have not been made with respect to Employee Pre-tax Contributions in excess of six (6) percent of a Participant’s Compensation, (ii) the rate of matching contribution does not increase as the rate of Employee Pre-tax Contributions increase, and (iii) the Employer Matching Contributions with respect to any Participants who are Highly Compensated Employee at any rate of pre-tax contribution is not greater than that with respect to Participants who are Non-Highly Compensated Employees, then the Plan shall be deemed to satisfy the Contributions Percentage Test for such Plan Year.

(e)          Reduction of Excess Amounts

For the purpose of determining the total amounts of Excess Contributions and/or Excess Aggregate Contributions to be recharacterized, returned to Participants or forfeited as the case may be, the total Excess Contribution or total Excess Aggregate Contribution will be reduced in a manner so that the Deferral Percentage or the Contribution Percentage (Relevant Percentage) of the affected Participant(s) with the highest Relevant Percentage will first be lowered to a point not less than the level of the affected Participant(s) with the next highest Relevant Percentage.  If further overall reductions are required to satisfy the relevant test, each of the above Participants’ (or groups of Participants’) Relevant Percentage will be lowered to a point not less than the level of the affected Participant(s) with the next highest Relevant Percentage, and so on continuing until sufficient total reductions have occurred to achieve satisfaction of the relevant test.

The total Excess Contributions or Excess Aggregate Contributions so determined will then be recharacterized, returned to Participants or forfeited in such a manner that the amount of such contributions allocated to the Highly Compensated Participant(s) by or for whom the highest amount of such contributions have been made during the Plan Year will first be lowered to an amount not less than the amount made by or for the Highly Compensated Participant with the next highest amount of such contributions made during the Plan Year.  If further reductions are required to reduce the accounts of Highly Compensated Participants by the total of all Excess Contributions or Excess Aggregate Contributions, each of the above Participant’s relevant contributions will be lowered to a point not less than the level of the Highly Compensated Participant with the next highest amount of such contributions made during the Plan Year, and so on, continuing until sufficient total reductions have been made to equal the total amount of Excess Contributions and/or excess Aggregate Contributions as the case may be.

(f)            Priority of Reductions

The Plan Administrator will determine the method and order of correcting Excess Contributions and Excess Aggregate Contributions.  The method of correcting Excess Contributions and Excess Aggregate Contributions must meet the requirements of Code Section 401(a)(4).  The determination of whether a rate of Matching Contribution discriminates under Code Section 401(a)(4) will be made after making any corrective distributions of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions.

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Excess Aggregate Contributions (and any attributable income) will be corrected first, by distributing any excess Employee After-tax Contributions (and any attributable income);  then by distributing vested excess Matching Contributions (and any attributable income);  and finally, by forfeiting or distributing non-vested Matching Contributions (and any attributable income).  The Plan will not distribute Employee After-tax Contributions while the Matching Contributions based upon those Employee After-tax Contributions remain allocated.

(g)         Income

The income allocable to any Excess Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant’s Elective Contributions and amounts treated as Elective Contributions for the Plan Year.

The income allocable to any Excess Aggregate Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Aggregate Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant’s Employee After-tax and Matching Contributions and amounts treated as Employee After-tax and Matching Contributions for the Plan Year.

Notwithstanding the foregoing, the Plan may use any reasonable method for computing the income allocable to any Excess Contribution or Excess Aggregate Contribution provided the method does not violate Code Section 401(a)(4), is used consistently for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the Participants’ Accounts.

Income includes all earnings and appreciation, including interest, dividends, rents, royalties, gains from the sale of property, and appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, regardless of whether the appreciation has been realized.

(h)         Allocation of Qualified Matching Contributions.

The Employer may designate all or a portion of its Matching Contribution as a Qualified Matching Contribution in order to satisfy nondiscrimination requirements.  To be eligible for such designation, such contributions must be contributed no later than the time prescribed by Treasury Regulations to be considered, based upon whether the Employer is utilizing the current year or prior year testing method.  To the extent that the Employer designates all or any portion of contributions for the Plan Year as a Qualified Matching Contribution as defined in Section 11.02(b)(18), such contribution will be allocated to the Employee Pre-tax or Qualified Employer Matching Accounts of some or all eligible Participant(s) (i) beginning with such eligible Participant(s) who have the lowest testing Compensation as defined in Section 11.02(b), until such eligible Participant(s) reach their Defined Contribution Limit as

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defined in Section 10.03(d), or the amount designated as Qualified Matching Contribution is fully allocated;  and then (ii) continuing with successive eligible Participants or groups of eligible Participants in the same manner until the amount of the Qualified Matching Contribution is fully allocated.

(i)            Allocation of Qualified Non-elective Contributions.

The Employer may designate all or a portion of its Non-elective Contribution as a Qualified Non-elective Contribution in order to satisfy nondiscrimination requirements.  To be eligible for such designation, such contributions must be contributed no later than the time prescribed by Treasury Regulations to be considered, based upon whether the Employer is utilizing the current year or prior year testing method.  To the extent that the Employer designates all or any portion of contributions for the Plan Year as a Qualified Non-elective Contribution as defined in Section 11.02(b)(18), such contribution will be allocated to the Employee Pre-tax Accounts of some or all eligible Participant(s) (i) beginning with such eligible Participant(s) who have the lowest testing Compensation as defined in Section 11.02(b), until such eligible Participant(s) reach their Defined Contribution Limit as defined in Section 10.03(d), or the amount designated as Qualified Non-elective Contribution is fully allocated;  and then (ii) continuing with successive eligible Participants or groups of eligible Participants in ascending order of testing Compensation in the same manner until the amount of the Qualified Non-elective Contribution is fully allocated.

(j)            Treatment as Elective Contributions

The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Qualified Matching Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Elective Contributions for purposes of satisfying the Deferral Percentage Test if they meet all of the following requirements:

(1)           All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Elective Contributions for purposes of the Deferral Percentage Test, satisfy the requirements of Code Section 401(a)(4);

(2)           Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

(3)           The Qualified Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test are not taken into account in determining whether any Employee After-tax Contributions or other Matching Contributions satisfy the Contribution Percentage Test;

(4)           Any Matching Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test satisfy the requirements of Code Section 401(m);  and

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(5)           The plan which includes the Cash or Deferred Arrangement and the plan or plans to which the Qualified Nonelective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

(k)        Treatment as Matching Contributions

The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Elective Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Matching Contributions for purposes of satisfying the Contribution Percentage Test if they meet all of the following requirements:

(1)           All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(a)(4);

(2)           Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

(3)           The Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other Elective Contributions satisfy the Deferral Percentage Test;

(4)           The Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a);

(5)           All Elective Contributions, including those treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3);  and

(6)           The plan that takes Qualified Nonelective Contributions and Elective Contributions into account in determining whether Employee After-tax and Matching Contributions satisfy the requirements of Code Section 401(m)(2)(A) and the plan or plans to which the Qualified Nonelective Contributions and Elective Contributions are made could be aggregated for purposes of Code Section 410(b).

(l)            Aggregation of Plans

If the Employer or a Related Employer sponsors one or more other plans which include a Cash or Deferred Arrangement, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(k) and 410(b).  The Cash or Deferred Arrangements included in such aggregated plans will be treated as a single Arrangement for purposes of this Section.  However, only those plans that have the same plan year may be so aggregated.

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If the Employer or a Related Employer sponsors one or more other plans to which Employee After-tax Contributions or Matching Contributions are made, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(m) and 410(b).  However, only those plans that have the same plan year may be so aggregated.

Any such aggregation must be made in accordance with Treasury Regulation 1.401(k)-1(b)(3).  For example, contributions and allocations under the portion of a plan described in Code Section 4975(e)(7) (an ESOP) may not be aggregated with the portion of a plan not described in Code Section 4975(e)(7) (a non-ESOP) for purposes of determining whether the ESOP or non-ESOP satisfies the requirements of Code Sections 401(a)(4), 401(k), 401(m) and 410(b).

Plans that could be aggregated under Code Section 410(b) but that are not actually aggregated for a Plan Year for purposes of Code Section 410(b) may not be aggregated for purposes of Code Sections 401(k) and 401(m).

(m) Repeal of Multiple Use Test

Notwithstanding any provision to the contrary, the multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section of the Plan shall not apply for Plan Years beginning after December 31, 2001.

11.03      Failure to Meet Minimum Coverage Requirements

For any Plan Year, if the Plan fails to satisfy the ratio percentage test under Code Section 410(b)(1)(B) for a Contribution Period, the Employer may elect to suspend the requirement under Section 3.03(b) that a Participant be employed on the last day of the Plan Year and/or be credited with a minimum number of hours of service to be eligible to share in the allocation of such contribution for such Contribution Period.

If this paragraph applies for a Plan Year, the Employer will suspend the requirements to share in the allocation of a contribution for a given Contribution Period in the following manner.

(a)                                  All Participants who are (i) Nonhighly Compensated Employees, (ii) employed by the Employer on the last day of the Plan Year and (iii) not otherwise benefiting under the Plan, shall be included in the group of Participants eligible to receive an allocation in accordance with this section.

(b)                                 The Employer shall contribute on behalf of such number of Participants in this group, beginning with the Participant with the lowest Compensation and continuing in ascending order, from the lowest to the highest Compensation, until the number of Participants benefiting under this Section, within the meaning of Treas. Reg. § 1.410(b)-3(a)(2), is sufficient for the Plan to satisfy the ratio percentage test under Code Section 410(b)(1)(B).

(c)                                  Should the Plan fail to satisfy the coverage requirements of Code Section 410(b) after the application of paragraph (2), then the next group of Participants eligible to share in any

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allocation made hereunder, shall be those former Participants who (i) separated from service during the Plan Year;  (ii) were Nonhighly Compensated Employees;  and (iii) completed more than 500 hours during the Plan Year.

(d)                                 The Employer shall contribute on behalf of such number of Participants in this group, beginning with the Participant with the lowest Compensation and continuing in ascending order, from the lowest to the highest Compensation, until the number of Participants benefiting under this Section, within the meaning of Treas. Reg. § 1.410(b)-3(a)(2), is sufficient for the Plan to satisfy the ratio percentage test under Code Section 410(b)(1)(B).

(e)                                  If two or more Employees in a class have the same Compensation, the Employer will suspend the requirements to share in the allocation of the contribution for all such Employees, irrespective of whether the Plan can satisfy the coverage requirements by accruing benefits for fewer than all such Employees.

(f)                                    If the Employer’s Plan includes matching contributions subject to Code Section 401(m), this suspension of accrual requirements applies separately to the Code Section 401(m) portion of the Plan, and the Employer will treat an Employee as benefiting under that portion of the Plan if the Employee is an Eligible Employee for purposes of the Code Section 401(m) nondiscrimination test.

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Article 12

TOP-HEAVY PROVISIONS

The following shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefit requirements of Code Section 416(g) for such years.

12.01      Top-Heavy Definitions

(a)          Aggregate Account

Aggregate Account means, with respect to each Participant, the value of all accounts maintained on behalf of the Participant, whether attributable to Employer or Employee contributions, used to determine Top-Heavy Plan status under the provisions of a defined contribution plan.  A Participant’s Aggregate Account as of the Determination Date will be the sum of:

(1)           the balance of his Account(s) as of the most recent valuation date occurring within a 12-month period ending on the Determination Date (excluding any amounts attributable to deductible voluntary employee contributions);  plus

(2)           contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made;  plus

(3)           only Plan Distributions made within the Plan Year that includes the Determination Date will be considered except for distributions made for a reason other than a separation from Service, death or disability, in which case Distributions in the 4 preceding Plan Years will also be considered.

(b)          Aggregation Group

Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)         Required Aggregation Group

Each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, will be aggregated and the resulting group will be known as a Required Aggregation Group.

Each plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group.  No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

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(2)         Permissive Aggregation Group

The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group (to be known as a Permissive Aggregation Group), taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.

Only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group.  No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

Only those plans of the Employer in which the Determination Dates fall within the same calendar year will be aggregated in order to determine whether the plans are Top-Heavy Plans.

(c)          Determination Date

Determination Date means the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of the first Plan Year.

(d)          Key Employee

Effective January 1, 2002, Key Employee means any Employee or Former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having Annual Compensation of more than $150,000. For this purpose, Annual Compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(e)          Non-Key Employee

Non-Key Employee means any Employee (and his Beneficiaries) who is not a Key Employee.

(f)            Plan Distributions

The Present Value of Accrued Benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the Plan Distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a Plan Distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

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(g)         Present Value of Accrued Benefit

In the case of a defined benefit plan, a Participant’s Present Value of Accrued Benefit, for Top-Heavy determination purposes, will be determined using the following rules:

(1)           The Present Value of Accrued Benefit will be determined as of the most recent “valuation date” within a 12-month period ending on the Determination Date.

(2)           For the first Plan Year, the Present Value of Accrued Benefit will be determined as if (A) the Participant terminated service as of the Determination Date;  or (B) the Participant terminated service as of the valuation date, but taking into account the estimated Present Value of Accrued Benefits as of the Determination Date.

(3)           For any other Plan Year, the Present Value of Accrued Benefit will be determined as if the Participant terminated service as of the valuation date.

(4)           The valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a calculation is performed that plan year.

(5)           A Participant’s Present Value of Accrued Benefit as of a Determination Date will be the sum of:

(A)      the present value of his Accrued Benefit determined using the actuarial assumptions which are specified below;  plus

(B)        any Plan Distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years;  plus

(C)        any employee contributions, whether voluntary or mandatory.  However, amounts attributable to qualified voluntary employee contributions, as defined in Code Section 219(e)(2) will not be considered to be a part of the Participant’s Present Value of Accrued Benefit.

For purposes of this Section, the present value of a Participant’s Accrued Benefit will be equal to the greater of the present value determined using the actuarial assumptions which are specified in the defined benefit plan or the present value determined using the Applicable Interest Rate and the Applicable Mortality Table.

The Applicable Interest Rate is the rate equal to the annual rate of interest on 30-year Treasury securities for the month of November preceding the first day of the year of distribution or such other time as the Secretary of the Treasury may by regulations prescribe.

The Applicable Mortality Table is the table based on the mortality rates in Revenue Ruling 95-6 or such other table as the Secretary of the Treasury may later prescribe.

(6)           Solely for the purpose of determining if this Plan (or any other plan included in a Required Aggregation Group of which this Plan is a part) is Top-Heavy, the Accrued Benefit of any Employee other than a Key Employee will be determined under

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(A)      the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any Related Employer, or

(B)        if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(h)         Single Sum Benefit

The Single Sum Benefit for any Participant in a defined benefit pension plan will be equal to his Present Value of Accrued Benefit.  The Single Sum Benefit for any Participant in a defined contribution plan will be equal to his Aggregate Account.

(i)            Top-Heavy Group

Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the Single Sum Benefits of all Key Employees under all plans included in the group exceeds 60% of a similar sum determined for all Participants.

Super Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Single Sum Benefits of all Key Employees under all defined benefit plans included in the group, plus (2) the Single Sum Benefit of all Key Employees under all defined contribution plans included in the group exceeds 90% of a similar sum determined for all Participants.

(j)            Top-Heavy Plan

This Plan will be a Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 60% of the Single Sum Benefits of all Participants under this Plan.

This Plan will be a Super Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 90% of the Single Sum Benefits of all Participants under this Plan.

If any Participant is a Non-Key Employee for a given Plan Year, but was a Key Employee for any prior Plan Year, the Participant’s Single Sum Benefit will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy or Super Top-Heavy Group).

If an individual has performed no services for the Employer at any time during the 5-year period ending on the Determination Date, any Single Sum Benefit of such individual will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group or Super Top-Heavy Group).

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12.02      Minimum Benefit for a Top-Heavy Plan

(a)          Minimum Allocation to a Defined Contribution Plan

Notwithstanding anything contained herein to the contrary, for any Plan Year in which this Plan is determined to be Top-Heavy, a Participant who is a Non-Key Employee (including any Employee who is excluded from the Plan because his Compensation is less than a stated amount) will be entitled to a minimum allocation of Employer contributions plus any reallocated Forfeitures, in addition to any Matching Contributions allocated under the Plan, equal to 3% of the Non-Key Employee’s Compensation received during the Plan Year while a Participant in the Plan. This minimum allocation will be deposited to the Participant’s Account specified by the Plan Administrator, will be subject to the vesting and distribution rules pertaining to the Account to which it is deposited, and will be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year whether or not he or she is an otherwise eligible Participant or fails to make any mandatory Employee contribution to the Plan.

The percentage referred to in the preceding paragraph will not exceed the percentage of Compensation at which Elective Contributions to a Cash or Deferred Arrangement and Employer contributions are made or allocated to the Key Employee for whom such percentage is the largest;  provided, however, this sentence will not apply if the Plan is required to be included in an Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410(b).

For any Plan Year, the minimum allocation required under this Section will be reduced by any other contributions made by the Employer which may be taken into account in satisfying the requirements of Code Section 416(c)(2).  However, neither Elective Contributions to a Cash or Deferred Arrangement nor Matching Contributions for Non-Key Employees will be taken into account in satisfying the requirements of Code Section 416(c)(2).

(b)          Minimum Accrued Benefit under a Defined Benefit Plan

In lieu of the foregoing, the requirements of Code Section 416(c) will be satisfied in any Plan Year in which a Non-key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top-heavy if the Participant is entitled to a minimum accrued benefit under the defined benefit plan equal to the greater of (1) the accrued benefit provided under the defined benefit plan or (2) a monthly benefit in the form of a straight life annuity (with no ancillary benefits) beginning at normal retirement date equal to the Participant’s average monthly compensation (which means the average rate of Compensation during the five consecutive years, as defined for purposes of determining average monthly compensation, in which the Participant had the highest Compensation) multiplied by the lesser of (1) 2% for each year of benefit service performed while actually participating in the plan during a Plan year in which the plan is determined to be Top-Heavy, or (2) 20%.  The defined benefit plan may not satisfy this requirement through Employer contributions to Social Security.

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(c)          Minimum Benefits

Employer matching contributions will be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan, or if the Plan provides that the minimum contribution requirement will be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the Actual Contribution Percentage Test and other requirements of Code Section 401(m).

12.03      Minimum Vesting Schedule for a Top-Heavy Plan

In any Plan Year in which the Plan is determined to be a Top-Heavy Plan, a Participant’s Vested Accrued Benefit for Employer contributions credited during that Plan Year will be the Vested Accrued Benefit determined by applying the Vesting Schedule provided in Article 1.

The minimum vesting requirements of this Article will apply to all Accounts of a Participant that include contributions subject to the Minimum Vesting Schedule for a Top-Heavy Plan.

If in any subsequent Plan Year the Plan ceases to be a Top-Heavy Plan, the minimum vesting requirements of this Article will continue to apply to all Accounts of the Participant that include contributions subject to the Minimum Vesting Schedule for a Top-Heavy Plan.

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Article 13

TRUSTEE AND TRUST FUND

13.01      Acceptance of Trust

The Trustee, by signing this Agreement, accepts this Trust and agrees to perform the duties of the Trustee in accordance with the terms and conditions set forth herein.

13.02      Trust Fund

(a)          Purpose and Nature

The Trustee will establish and maintain a Trust Fund for purposes of providing a means of accumulating the assets necessary to provide the benefits which become payable under the Plan.  The Trustee will receive, hold and invest all contributions made by the Employer, any Participating Employers, and the Participants, including the investment earnings thereon.  The Trust Fund arising from such contributions and earnings will consist of all assets held by the Trustee under the Plan and Trust.  The Trustee will manage the Trust Fund without distinction between principal and income.  All benefits payable under the Plan will be paid by the Trustee from the Trust Fund.

Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.  In no event will the Plan Administrator, the Employer, any Employees, any officer of the Employer or any agents of the Employer or the Plan Administrator be liable in their individual capacities to any person whomsoever, under the provisions of this Plan and Trust, except as provided by law.

The Trust Fund will be used and applied only in accordance with the provisions of the Plan and Trust, to provide the benefits thereof, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries entitled to benefits under the Plan, except to the extent specifically provided elsewhere herein.

The Trust Fund is intended to be a “domestic trust” for purposes of Code Section 7701(a)(30)(E).  In such regard, the Trust Fund will be administered exclusively in the United States and will be subject to the jurisdiction of courts within the United States.  Notwithstanding any provision of the Plan, to the extent required to satisfy Code Section 7701(a)(30)(E), all substantial decisions concerning the Trust Fund, including decisions regarding (i) the establishment, operation and termination of the Trust Fund, and (ii) the designation, termination and replacement of the Plan’s Trustee, will be made by individuals who are United States Persons, as defined in Code Section 7701(a)(30).

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(b)          Operation of Trust Fund

The Trust Fund will be maintained in accordance with the accounting requirements of the Plan.  No Participant will have any right to any specific asset or any specific portion of the Trust Fund prior to distribution of benefits.  Withdrawals from the Trust Fund will be made to provide benefits to Participants and Beneficiaries in the amounts specified by the Plan, and to pay expenses agreed to in writing by the Plan Administrator.

(c)          Investments

The Trustee will invest the Trust Fund in accordance with the proper directions of the Plan Administrator or Investment Manager.

(d)          Plan Sponsor Direction of Investment

The Plan Sponsor will have the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund.  The Trustee and the Plan Sponsor (or the Plan Administrator or an Investment Committee appointed by the Plan Sponsor) will execute a letter of agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Plan Sponsor direction with respect to the investment or reinvestment of any part of the Trust Fund.  Such letter of agreement may provide for Participant direction with respect to the investment and reinvestment of a Participant’s Accounts in accordance with Article 4.

Except to the extent required by ERISA or otherwise provided in a letter of agreement or in this Section 13, the Trustee will have no duty or responsibility to review, initiate action, or make recommendations regarding Trust assets and will retain such assets until directed by the Plan administrator to dispose of such assets.

(e)          Participant Direction in Assets other than Investment Funds Authorized by the Plan Administrator

If permitted under Section 4.02(i), each Participant may have investment power over an account maintained for him, and may direct the investment and reinvestment of assets of the account subject to such conditions, limitations and other provisions as may be required by the Plan Administrator and by the Trustee.  Such direction will be furnished to the Trustee under procedures agreed to by the Trustee and the Plan Administrator.  To the extent provided under ERISA Section 404(c), the Trustee and the Plan Administrator will not be liable for any loss, or by reason of any breach, which results from such Participant’s exercise of control.  The Trustee will keep separate accounts for each such Participant with respect to any portion of the Participant’s Accounts to which this paragraph applies.  The Trustee will have no duty or responsibility to review or make recommendations regarding investments made at the direction of the Participant and will be required to act only upon receipt of proper directions.  A Participant will not have authority to direct the investment of assets in an account subject to this paragraph in a loan to any Participant, including himself, or “collectibles” within the meaning of Code Section 408(m)(2).

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13.03      Receipt of Contributions

The Trustee will be accountable to the Employer for the funds contributed to it, but will have no duty to see that the contributions received comply with the provisions of the Plan.  The Trustee will not be obligated to collect any contributions from the Employer or the Participants.  The Trustee will have no duty to compute any amount required to be transferred or paid to it by the Employer.

13.04      Powers of the Trustee

The Trustee’s authority and discretion with respect to the Trust Fund will at all times be subject to the proper written directions of the Plan Administrator or Investment Manager.  The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

(a)          To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S.  Treasury bills, book entry deposits with the United States Federal Reserve Bank or System, Master Notes or similar arrangements sponsored by the Trustee or any other financial institution as permitted by law, improved or unimproved real estate situated in the United States, mortgages, notes or other property of any kind, real or personal, as a prudent man would so invest under like circumstances with due regard for the purposes of this Plan;

(b)         To hold that portion of the Trust Fund as the Trustee may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where the bank or financial institution is the Trustee, or otherwise is a fiduciary of the Plan, including The Charles Schwab Trust Company), subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit.

(c)          To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee will decide;

(d)         To credit and distribute the Trust as directed by the Plan Administrator or any agent of the Plan Administrator.  The Trustee will not be obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution.  The Trustee will be accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator or any agent of the Plan Administrator;

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(e)          To borrow money from any person other than a party in interest of the Plan (unless covered by a prohibited transaction exemption) with or without giving security, and to assume indebtedness, extend mortgages and encumber by mortgage or pledge;

(f)            To compromise, contest, arbitrate, or abandon claims and demands, in its discretion;

(g)         To have with respect to the Trust all of the rights of an individual owner, whether specifically referred to or not in this document, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, to exercise or sell stock subscriptions or conversion rights;

(h)         To hold any securities or other property in the name of the Trustee or its nominee, or in another form as it may deem reasonable, with or without disclosing the trust relationship;

(i)             To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

(j)             To compromise, arbitrate, or otherwise adjust or settle claims in favor of or against the Trust and to deliver or accept consideration in either total or partial satisfaction of any indebtedness or other obligation, and to continue to hold property so received for the period of time that the Trustee deems appropriate;

(k)          To file all tax forms or returns required of the Trustee;

(l)             To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obligated to or required to do so unless indemnified to its satisfaction;  and

(m)       To keep any or all of the Trust property at any place or places within the United States or abroad, or with a depository or custodian at such place or places;  provided, however, that the Trustee may not maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the District Courts of the United States, except as may be expressly authorized in U.S. Treasury or U.S. Department of Labor regulations.

13.05      Investment in Common or Collective Trust Funds

Notwithstanding the provisions of Section 13.04, the Plan Sponsor specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any common or collective trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a).  The authorization applies only if such common or collective trust fund:  (a) is exempt from taxation under Code Section 584 or 501(a);  (b) if exempt under Code Section 501(a), expressly limits participation to pension and profit sharing trusts which are exempt under Code Section 501(a) by reason of qualifying under Code Section 401(a);  (c) prohibits that part of its corpus or income which equitably belongs to any participating trust from being used for or diverted to any purposes other than for the exclusive benefit of the Employees or their Beneficiaries who are entitled to benefits under such participating trust;  (d) prohibits assignment by a participating trust of any part of its equity or

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interest in the group trust;  and (e) the sponsor of the group trust created or organized the group trust in the United States and maintains the group trust at all times as a domestic trust in the United States.  The provisions of the common or collective trust fund agreement, as amended by the Trustee from time to time, are by this reference incorporated within this Plan and Trust.  The provisions of the common or collective trust fund will govern any investment of Plan assets in that fund.  This provision constitutes the express permission required by Section 408(b)(8) of ERISA.

13.06      Investment in Insurance Company Contracts

The Trustee may invest any portion of the Trust Fund in a deposit administration, guaranteed investment or similar type of investment contract (hereinafter referred to as Contract);  provided, however, that no such Contract may provide for an optional form of benefit which would not be provided for under the provisions hereof.  The Trustee will be the complete and absolute owner of Contracts held in the Trust Fund.

The Trustee may convert from one form to another any Contract held in the Trust Fund;  designate any mode of settlement;  sell or assign any Contract held in the Trust Fund;  surrender for cash any Contract held in the Trust Fund;  agree with the insurance company issuing any Contract to any release, reduction, modification or amendment thereof;  and, without limitation of any of the foregoing, exercise any and all of the rights, options and privileges that belong to the absolute owner of any Contract held in the Trust Fund that are granted by the terms of any such Contract or by the terms of this Agreement.

The Trustee will hold in the Trust Fund the proceeds of any sale, assignment or surrender of any Contract held in the Trust Fund and any and all dividends and other payments of any kind received in respect to any Contract held in the Trust Fund.

13.07      Fees and Expenses from Fund

The Trustee will be entitled to receive reasonable annual compensation as may be mutually agreed upon from time to time between the Plan Sponsor and the Trustee.  The Trustee will pay all expenses reasonably incurred by it in its administration and investment of the Trust Fund from the Trust Fund unless the Plan Sponsor pays the expenses.  No person who is receiving full pay from the Plan Sponsor will receive compensation for services as Trustee.

13.08      Records and Accounting

The Trustee will keep full and complete records of the administration of the Trust Fund which the Plan Sponsor and the Plan Administrator may examine at any reasonable time.  As soon as practical after the end of each Plan Year and at such other reasonable times as the Plan Sponsor may direct, the Trustee will prepare and deliver to the Plan Sponsor and the Plan Administrator an accounting of the administration of the Trust, including a report on the fair market value of all assets of the Trust Fund.

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13.09      Distribution Directions

The Trustee will make distributions or transfers from the Trust as specified in proper directions from the Plan Administrator or his representative.  The Trustee is authorized, to the extent required under applicable law, to withhold from distributions to any payee an amount that the Trustee determines is necessary to cover federal and state taxes, and the Trustee is required to withhold such amounts if so directed by the Plan Administrator.  The Trustee will have no liability for making any distribution or transfer pursuant to the direction of the Plan Administrator (including amounts withheld pursuant to the previous sentence) and will be under no duty to make inquiry whether any distribution or transfer directed by the Plan Administrator is made pursuant to the provisions of the Plan.

The Administrator will furnish to the Trustee all information necessary to carry out such withholding, and, until such information is provided, the Trustee will refrain from making such distribution.

If no one claims a payment or distribution made from the Trust, the Trustee will notify the Plan Administrator and will dispose of the payment in accordance with the subsequent written direction of the Plan Administrator.

13.10      Third Party

No person dealing with the Trustee will be obliged to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan.  Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and will not be liable to any person whomsoever in so doing.  The certification of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certification.

13.11      Professional Agents, Affiliates and Arbitration

(a)          Professional Agents

The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary.  The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan;  the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

(b)          Use of Affiliates

Charles Schwab Trust Company (CSTC) is authorized to contract or make other arrangements with The Charles Schwab Corporation, Charles Schwab & Co., Inc., their affiliates and subsidiaries, successors and assigns (collectively referred to as Schwab), and any other organizations affiliated with or subsidiaries of CSTC or related entities, for the

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provision of services to the Trust Fund or Plan, except where such arrangements are prohibited by law or regulation.  As used below, authorized person means any person whose authorization is required pursuant to the provision of any prohibited transaction exemption otherwise applicable.

CSTC is authorized to place securities orders, settle securities trades, hold securities in custody and other related activities on behalf of the Trust Fund through or by Schwab whenever possible unless the authorized person specifically instructs the use of another Broker.  Trades and related activities conducted through the Broker will be subject to fees and commissions established by the Broker, which may be paid from the Trust Fund or netted from the proceeds of trades.

Trades will not be executed through Schwab unless the Plan Administrator and the authorized person have received disclosure concerning the relationship of Schwab to CSTC, and the fees and commissions which may be paid to Schwab, CSTC and any affiliate or subsidiary of any of them as a result of using Schwab to execute trades or for other services.

CSTC is authorized to disclose such information as is necessary to the operation and administration of the Trust Fund to Schwab and to such other persons or organizations that CSTC determines have a legitimate business purpose for obtaining such information.

At the direction of the authorized person, CSTC may purchase shares of regulated investment companies (or other investment vehicles) advised by Schwab or CSTC (“Schwab Funds”), except to the extent that such investment is prohibited by law or regulation.  Schwab Fund shares may not be purchased for or held by the Trust Fund unless the Plan Administrator has received disclosure concerning the relationship of Schwab or CSTC to the Schwab Funds, and any fees which may be paid to such entities.

To the extent permitted under applicable laws, CSTC may invest in deposits, long and short term debt instruments, stocks and other securities, including those of CSTC or Schwab.

CSTC and Schwab are authorized to tape record conversations between CSTC or Schwab and persons acting on behalf of the Plan or a Participant in order to verify data on transactions.

(c)          Arbitration

Any dispute under this agreement by and between the Trustee and the Plan Sponsor will be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Plan Sponsor and the Trustee.  If the Plan Sponsor and the Trustee cannot agree on such a choice, each will nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator.  Expenses of the arbitration will be paid as decided by the arbitrator.  This paragraph will not be interpreted to diminish any rights a Participant may have under ERISA.

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13.12      Valuation of Trust

The Trustee will value the Trust Fund as of the last day of each Plan Year to determine the fair market value of the Trust, and the Trustee will value the Trust Fund on such other date(s) as may be necessary to carry out the provisions of the Plan.

Notwithstanding any other provision, if the Trustee should determine that the Trust Fund consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value is not readily available, the Trustee may request instructions from the Plan Administrator concerning the value of such property for all purposes under this Plan and Trust, and the Plan Administrator will comply with that request.  The Trustee will be entitled to rely upon the value placed upon such property by the Plan Administrator.  At the Trustee’s option, it may request that the Plan Administrator hire an independent appraiser that meets the requirements of Code Section 401(a)(38)(C) to value the property.  Alternatively, if the Trustee chooses or if the Administrator fails or refuses to instruct the Trustee on the value of such property within a reasonable time after receipt of the Trustee’s request, the Trustee at its sole discretion may engage an independent appraiser to determine the fair market value of such property.  Any expenses with respect to such appraisal will be paid by the Trustee out of the Trust Fund or, at the option of the Plan Sponsor, by the Plan Sponsor.

13.13      Liability of Trustee

The Trustee will be liable only for the safeguarding and administration of the assets of this Trust Fund in accordance with the provisions hereof and any amendments hereto and no other duties or responsibilities will be implied.  The Trustee will not be required to pay any interest on funds paid to or deposited with it or to its credit under the provisions of this Trust, unless pursuant to a written agreement between the Plan Sponsor and the Trustee.  The Trustee will not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan and will not be required to make any payment of any nature except from funds actually received as Trustee.

The Trustee may consult with legal counsel (who may be legal counsel for the Plan Sponsor) selected by the Trustee and the opinion of such counsel, when relied upon by the Trustee, will be evidence that the Trustee was acting in good faith.

It will not be the duty of the Trustee to determine the identity or mailing address of any Participant or any other person entitled to benefits hereunder, such identity and mailing addresses to be furnished by the Plan Sponsor, the Plan Administrator or an agent of the Plan Administrator.

The Trustee will be under no liability in making payments in accordance with the terms of this Plan and the certification of the Plan Administrator or an agent of the Plan Administrator who has been granted such powers by the Plan Administrator.

Except to the extent required by any applicable law, no bond or other security for the faithful performance of duty hereunder will be required of the Trustee.

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13.14      Removal or Resignation and Successor Trustee

A Trustee may resign at any time upon giving 90 days prior written notice to the Plan Sponsor or, with the consent of the Plan Sponsor, a Trustee may resign with less than 90 days prior written notice.

The Plan Sponsor may remove a Trustee by giving at least 60 days prior written notice to the Trustee.

Upon the removal or resignation of a Trustee, the Plan Sponsor will appoint and designate a successor Trustee which will be one or more individual successor Trustees or a corporate Trustee organized under the laws of the United Sates or of any state thereof with authority to accept and execute trusts.  Any successor Trustee must accept and acknowledge in writing its appointment as a successor Trustee before it can act in such capacity.

Title to all property and records or true copies of such records necessary to the current operation of the Trust Fund held by the Trustee hereunder will vest in any successor Trustee acting pursuant to the provisions hereof, without the execution or filing of any further instrument.  Any resigning or removed Trustee will execute all instruments and do all acts necessary to vest such title in any successor Trustee of record.  Each successor Trustee will have, exercise and enjoy all the powers, both discretionary and ministerial, herein conferred upon his predecessor.  No successor Trustee will be obligated to examine the accounts, records and acts of any previous Trustee or Trustees, and each successor Trustee in no way or manner will be responsible for any action or omission to act on the part of any previous Trustee.

The resigning or removed trustee may require as a condition of transferring assets to a successor Trustee that the successor Trustee present evidence that any bonding requirement under ERISA Section 412 has been met and/or may require that the Plan Sponsor provide a writing indemnifying the Trustee against any losses arising from the replacement of the Trustee except to the extent caused by a breach of fiduciary duty by the removed Trustee.

If either party has given notice of removal or resignation as provided under this Section 13.14, and upon the expiration of the advance notice period no other successor Trustee has been appointed and has accepted such appointment, this provision will serve as (i) notice of appointment of the Chief Executive Officer of the Plan Sponsor as Trustee and (ii) as acceptance by that person of that appointment.  The Trustee is authorized to reserve such sum of money as it may deem advisable for payment of fees and expenses in connection with the settlement of its accounts or other proper Trust expenses, and any balance of such reserve remaining after the payment of such fees and expenses will be paid to the successor Trustee.

Any corporation which results from any merger, consolidation or purchase to which the Trustee may be a party, or which succeeds to the trust business of the Trustee, or to which substantially all the trust assets of the Trustee may be transferred, will be the successor to the Trustee hereunder without any further act or formality with like effect as if the successor Trustee had originally been named Trustee herein;  and in any such event it will not be necessary for the Trustee or any successor Trustee to give notice thereof to any person, and any requirement, statutory or otherwise, that notice will be given is hereby waived.

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13.15      Appointment of Investment Manager

One or more Investment Managers, within the meaning of Section 3(38) of ERISA, may be appointed by the Plan Sponsor (or the Plan Administrator) to exercise full investment management authority with respect to all or a portion of the Trust assets, as provided in Sections 3(38) and 403(a)(2) of ERISA.  Authorized payment of the fees and expenses of the Investment Manager(s) may be made from the Trust assets.  For purposes of this agreement, any Investment Manager so appointed will, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated in writing by the Plan Sponsor or the Plan Administrator) with respect to the investment or reinvestment of that portion of the Trust assets over which the Investment Manager has investment management authority.  The Investment Manager must be one of the following:

(a)          Registered as an investment advisor under the Investment Advisors Act of 1940;

(b)         A bank, as defined in the Investment Advisors Act of 1940;  or

(c)          An insurance company qualified to manage, acquire, or dispose of such Plan assets under the laws of more than one state.

Any Investment Manager will acknowledge in writing to the Plan Sponsor or the Plan Administrator and to the Trustee that he or it is a fiduciary with respect to the Plan.  During any period of time when the Investment Manager is so appointed and serving, and with respect to those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee’s responsibility will be limited to holding such assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing such investment instructions only as directed by the Investment Manager.  The Trustee will not be responsible for any acts or omissions of the Investment Manager.  Any certificates or other instruments duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager with respect to the investment of those assets of the Plan over which the Investment Manager has investment management authority, will be accepted by the Trustee as conclusive proof thereof.  The Trustee will also be fully protected in acting in good faith upon any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and from the Investment Manager (or the authorized representative of the Investment Manager).  The Trustee will not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith upon direction of the Investment Manager.

13.16      Termination of Trust

In the event that this Plan is terminated by the Plan Sponsor, the Trust Fund will be distributed by the Trustee as and when directed by the Plan Administrator in accordance with the provisions of the Plan and Trust.  From the date of termination of the Plan and until the final distribution of the Trust assets, the Trustee will continue to have all the powers provided under this Section that are necessary or desirable for the orderly liquidation and distribution of the Trust Fund.

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The Trustee may condition the transfer or distribution of any assets of the Trust Fund upon termination of the Plan on receipt of a favorable determination letter from the Internal Revenue Service confirming that the termination of the Plan does not adversely affect the tax-exempt status of the Trust Fund.  Alternatively, the Trustee, in its sole discretion, may accept the indemnification of the Trustee, that is provided by the Plan Sponsor, against any liability arising from such transfer or distribution, or may require the Plan Sponsor to post a bond sufficient to protect the Trustee against such liability until such time as a favorable determination letter is received.

13.17      Governing Law

The Trust will be administered in the State of California, and its validity, construction, and all rights hereunder will be governed by ERISA and, to the extent not preempted, by the laws of California.  If any provisions of this Trust will be invalid or unenforceable, the remaining provisions will continue to be fully effective.

13.18      Proxy Voting

In no event will the Trustee be responsible for the voting or tendering of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received.  The Trustee will deliver to the Plan Administrator, or the person or persons identified by the Plan Administrator, proxies and powers of attorney and related informational material, for any shares or other property held.  Subject to the provisions of this paragraph, the Plan Administrator will have responsibility for instructing the Trustee as to voting such shares and the tendering of such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan and Trust Agreement or under an agreement between the named fiduciary of the Plan and an investment manager, in which case such persons will have such responsibility.  The Trustee may use agents to effect such delivery to the Plan Administrator or the person or persons identified by the Plan Administrator.

13.18      Employer Stock

(a)          Type of Employer Stock

The Trustee will, to the extent practical based on the Participant’s election, invest that portion of the Trust fund so elected by a Participant, in common stock of the Employer or any Participating Employer (Employer Stock) which includes treasury stock which has been purchased by the Employer.  The percentage of Plan assets invested in such Employer Stock will be such an amount as directed by Participants, which may exceed 10% of the Plan’s assets.

(b)          Voting Rights

Voting rights with respect to shares of Employer Stock held in the Trust Fund will be voted by the Trustee in such manner as may be determined by the respective Participants, with respect to all matters requiring shareholder approval.

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The Trustee and the Employer will adopt reasonable measures to enable the Employer to notify the Participants of the date and purpose of each meeting of stockholders of the Employer at which holders of shares of Employer Stock will be entitled to vote, and to request instructions from each Participant to the Trustee as to the voting at such meeting of full shares of Employer Stock (whether or not vested) in the Accounts of such Participant.  The Trustee, itself or by proxy, will vote full shares of Employer Stock in accordance with the instructions of the Participant.  If prior to the time of such meeting of stockholders (or a date prior thereto specified by the Trustee) the Trustee will not have received instructions from any Participant, the Trustee will have no duty to make any decision or take any action regarding any such stock unless otherwise instructed by the named fiduciary.

(c)          Tender Offers

Each Participant, or, in the event of his death, his Beneficiary, will have the right, to the extent of the number of full shares of Employer Stock in his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Employer Stock.

The Employer will utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer.

The Trustee will, with respect to Employer Stock held in the Trust Fund, accept or reject the terms of any tender offer and, accordingly, tender Employer Stock held by the Trustee in the Trust Fund in accordance with the terms and provisions of any tender offer, or not tender such Employer Stock, as directed by the respective Participants.  With respect to full shares of Employer Stock which are allocated to Participants who have not given directions, the Trustee will not tender any shares of Employer Stock with respect to which such Participants (or Beneficiaries) have the right of direction.

The sum of fractional shares allocated to Participants’ Accounts and unallocated shares of Employer Stock will be tendered or exchanged in the same manner and proportion as shares with respect to which Participants have the right of direction are tendered or exchanged.

The Plan Administrator may establish such rules and guidelines as it deems appropriate to properly effect the provisions of this Section.

13.19      Trustee Indemnification

To the extent permitted under applicable law, the Employer shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorney’s fees and costs of defense) arising out of (1) the acts or omissions to act with respect to the Plan or Trust by persons unrelated to the Trustee (“unrelated persons”), (2) the Trustee’s action or inaction with respect to the Plan or Trust resulting from reasonable reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or (3) any violation by any unrelated person of the provisions of applicable law or any regulations promulgated

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thereunder or other applicable standards of fiduciary conduct, unless the Trustee commits a breach of its duties by reason of its negligence or willful misconduct.  Expenses incurred by the Trustee which it believes to be subject to indemnification under this Agreement shall be paid by the Employer upon the Trustee’s request, provided that the Employer may delay payment of any amount in dispute until such dispute is resolved according to the provisions of the Plan or any Separate Trust Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Section.

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APPENDIX

Schedule of Employers for whom prior service credit has been granted by the Plan Sponsor for purposes of calculating Years of Vesting Service and Years of Eligibility Service pursuant to Section 1.30.

None.

Schedule of entities designated by the Plan Sponsor as Allocation Units for purposes of the allocation of contributions to Participants pursuant to Article 3.

None.

Schedule of qualified plans for which asset transfers are authorized by the Plan Sponsor pursuant to Section 8.06 on behalf of Participants who transfer employment between the Plan Sponsor or a Participating Employer in this Plan and employers whose qualified plans are listed below.

None.

Schedule of Elections to limit Highly Compensated Employees for a particular Lookback Year to those who were in the Top-paid Group for such Lookback Year as defined in Section 11.01(d)(2) and 11.01(j).

A.	1997 PLAN YEAR

	1.	TOP PAID GROUP ELECTION	YES	☒	NO	☐

	2.	CALENDAR YEAR ELECTION	YES	☐	NO	☒

B.	1998 PLAN YEAR

	1.	TOP PAID GROUP ELECTION	YES	☒	NO	☐

	2.	CALENDAR YEAR ELECTION	YES	☐	NO	☒

C.	1999 PLAN YEAR

	1.	TOP PAID GROUP ELECTION	YES	☒	NO	☐

	2.	CALENDAR YEAR ELECTION	YES	☐	NO	☒

D.	2000 PLAN YEAR

	1.	TOP PAID GROUP ELECTION	YES	☒	NO	☐

	2.	CALENDAR YEAR ELECTION	YES	☐	NO	☒

E.	2001 PLAN YEAR

	1.	TOP PAID GROUP ELECTION	YES	☒	NO	☐

	2.	CALENDAR YEAR ELECTION	YES	☐	NO	☒

Schedule of Elections to compare the Contribution Percentage and Deferral Percentage for the Highly Compensated Group for a Plan Year with the Contribution Percentage and Deferral Percentage respectively for the Non-highly Compensated Group for the preceding Plan Year in accordance with regulations issued by the Secretary of the Treasury and pursuant to Sections 11.02(b)(5) and 11.02(b)(7).

A.	1997 PLAN YEAR

	1.	INITIAL YEAR		YES	☐	NO	☒

		a.	LOOKBACK YEAR 3%	YES	☐	NO	☒

		b.	ACTUAL DEFERRALS	YES	☒	NO	☐

	2.	PRIOR YEAR TESTING		YES	☐	NO	☒

	3.	CURRENT YEAR TESTING		YES	☒	NO	☐

B.	1998 PLAN YEAR

	1.	INITIAL YEAR		YES	☐	NO	☒

		a.	LOOKBACK YEAR 3%	YES	☐	NO	☒

		b.	ACTUAL DEFERRALS	YES	☒	NO	☐

	2.	PRIOR YEAR TESTING		YES	☐	NO	☒

	3.	CURRENT YEAR TESTING		YES	☒	NO	☐

C.	1999 PLAN YEAR AND AFTER

	1.	INITIAL YEAR		YES	☐	NO	☒

		a.	LOOKBACK YEAR 3%	YES	☐	NO	☒

		b.	ACTUAL DEFERRALS	YES	☒	NO	☐

	2.	PRIOR YEAR TESTING		YES	☐	NO	☒

	3.	CURRENT YEAR TESTING		YES	☒	NO	☐

IN WITNESS WHEREOF, this instrument has been executed by the duly authorized and empowered officers of the Plan Sponsor, this                  day of                                           ,               .

THOMAS GROUP, INC.

By:

Its:

The Trustee agrees to serve as Trustee under the terms of this instrument.

THE CHARLES SCHWAB TRUST COMPANY

By: